Execution Version

Published CUSIP Numbers: Deal: 65410VAW8 Revolving Commitment: 65410VAW81
364-DAY CREDIT AGREEMENT
Dated as of March 7, 2025
among
NIKE, INC.,
as the Company,
BANK OF AMERICA, N.A.,
as Administrative Agent,
CITIBANK, N.A.,
and
JPMORGAN CHASE BANK, N.A.
as Co-Syndication Agents,
DEUTSCHE BANK SECURITIES INC.,
GOLDMAN SACHS BANK USA,
and
HSBC BANK USA, NATIONAL ASSOCIATION
as Co-Documentation Agents,
THE OTHER BANKS PARTY HERETO,
and
BofA SECURITIES, INC.
CITIBANK, N.A.,
and
JPMORGAN CHASE BANK, N.A.
as Joint Lead Arrangers and Joint Bookrunners

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(continued)

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(continued)

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(continued)

		Page
Article XIII	BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS	75
13.1	Successors and Assigns	75
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EXHIBITS
Exhibit A    Note
Exhibit B    [Reserved]
Exhibit C    [Reserved]
Exhibit D    Administrative Questionnaire
Exhibit E    Notice of Loan Prepayment
Exhibit F    Borrowing Notice
Exhibit G    Notice of Conversion/Continuation
Exhibit H    Compliance Certificate
Exhibit I    Assignment and Assumption
Exhibit J    U.S. Tax Compliance Certificates
Exhibit K    Form of Designated Borrower Request and Assumption Agreement
Exhibit L    Form of Designated Borrower Notice
Exhibit M    Form of Company Guaranty Agreement

SCHEDULES
Schedule 1    Liens
Schedule 2    Commitments and Pro Rata Shares
Schedule 3    Administrative Agent’s Office

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364-DAY CREDIT AGREEMENT
This 364-Day Credit Agreement, dated as of March 7, 2025 (this “Agreement”), is among NIKE, INC. (the “Company”), certain Subsidiaries of the Company from time to time party hereto pursuant to Section 2.9 (each a “Designated Borrower” and, together with the Company, the “Borrowers” and each a “Borrower”), the Banks and BANK OF AMERICA, N.A., as Administrative Agent, CITIBANK N.A. and JPMORGAN CHASE BANK, N.A., as Co-Syndication Agents, and DEUTSCHE BANK SECURITIES INC., GOLDMAN SACHS BANK USA, and HSBC BANK USA, NATIONAL ASSOCIATION, as Co-Documentation Agents. The parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND OTHER INTERPRETIVE PROVISIONS
1.1    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“2024 Credit Agreement” means that certain Credit Agreement dated as of March 8, 2024, as amended, amended and restated, supplemented or extended from time to time, among the Company, Bank of America, as administrative agent, and the other financial institutions party thereto.
“Act” has the meaning specified in Section 10.17.
“Additional Bank” has the meaning specified in Section 2.7.3.
“Additional Commitment Bank” has the meaning specified in Section 2.6.4.
“Administrative Agent” means Bank of America, in its capacity as administrative agent for the Banks pursuant to Article XI, and not in its individual capacity as a Bank, and any successor Administrative Agent appointed pursuant to Article XI.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 3, or such other address or account as the Administrative Agent may from time to time notify to the Company and the Banks.
“Administrative Agent-Related Persons” means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America, in its capacity as the Administrative Agent and in the case of BAS, in its capacity as a Joint Lead Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit D or any other form approved by the Administrative Agent.
“Advance” means a borrowing hereunder consisting of the aggregate amount of the several Loans made by some or all of the Banks to a Borrower on the same Borrowing Date, at the same Rate Option and, where applicable, for the same Interest Period.
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“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.
“Aggregate Commitments” means the Commitments of all the Banks.
“Agreed Currency” means Dollars or any Alternative Currency, as applicable.
“Agreement” means this Credit Agreement as amended, modified or supplemented from time to time.
“Agreement Accounting Principles” means generally accepted accounting principles from time to time in effect in the United States.
“Agreement Currency” has the meaning specified in Section 10.21.
“Alternative Currency” means each of the following currencies: Canadian Dollar, Euro, Sterling and Yen and any Eligible Currency that is freely convertible into Dollars and agreed to by all Banks and the Administrative Agent.
“Alternative Currency Daily Rate” means, for any day, with respect to any Alternative Currency Daily Rate Advance:
(a)    denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof; and
(b)    denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and all the Banks pursuant to Section 1.6.1 plus the adjustment (if any) determined by the Administrative Agent and all the Banks pursuant to Section 1.6.1;
provided, that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.
“Alternative Currency Daily Rate Advance” means an Advance that bears interest at a rate based on the definition of “Alternative Currency Daily Rate” plus the Applicable Margin. All Alternative Currency Daily Rate Advances must be denominated in an Alternative Currency.

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“Alternative Currency Daily Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate” plus the Applicable Margin. All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency in Dollars.
“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.
“Alternative Currency Term Rate” means, for any Interest Period, with respect to any Advance:
(a)    denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period;
(b)    denominated in Canadian Dollars, the rate per annum equal to the forward-looking term rate based on CORRA (“Term CORRA”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “Term CORRA Rate”) that is two (2) Business Days prior to the first day of such Interest Period (or if such day is not a Business Day, then on the immediately preceding Business Day) with a term equivalent to such Interest Period plus the Term CORRA Adjustment for such Interest Period;
(c)    denominated in Yen, the rate per annum equal to the Tokyo Interbank Offer Rate (“TIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period; and
(d)    denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Banks pursuant to Section 1.6.1 plus the adjustment (if any) determined by the Administrative Agent and the Banks pursuant to Section 1.6.1;

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provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an Alternative Currency Term Rate shall be effective from and including the date of such change without further notice.
“Alternative Currency Term Rate Advance” means an Advance that bears interest at a rate based on the definition of “Alternative Currency Term Rate” plus the Applicable Margin. All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.
“Alternative Currency Term Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate” plus the Applicable Margin. All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.
“Applicable Authority” means (a) with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator, (b) with respect to Term SOFR, CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator and (c) with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator.
“Applicable Facility Fee Rate” means, on any date and with respect to each Commitment whether used or unused, the applicable fee (in basis points) set forth below based on the Applicable Rating Level on such date:

Applicable Rating Level	Facility Fee Rate (in basis points)
Level I	1.75
Level II	2.0
Level III	4.0
Level IV	6.0

“Applicable Margin” means, on any date and with respect to each Loan, the applicable margin set forth below based on the Applicable Rating Level on such date:

Applicable Rating Level	Applicable Margin (in basis points)
Level I	35.75
Level II	48.0
Level III	58.5
Level IV	69.0

“Applicable Percentage” means, with respect to any Bank at any time, (i) the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Bank’s Commitment at such time or (ii) if the commitment of each Bank to make Loans or

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Advances have been terminated pursuant to Section 8.1 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Bank shall be determined based on the Applicable Percentage of such Bank most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Bank is set forth opposite the name of such Bank on Schedule 2 or in the Assignment and Assumption pursuant to which such Bank becomes a party hereto, as applicable.
“Applicable Rating Level” shall mean and be determined by the ratings issued from time to time by S&P and Moody’s (or S&P or Moody’s, if ratings shall be available from only one of such Rating Agencies) in respect of the Company’s long-term, senior unsecured, non-credit-enhanced debt in accordance with the following:

Rating Level	S&P	Moody’s
Level I	More favorable than AA-	More favorable than Aa3
Level II	AA-	Aa3
Level III	A+	A1
Level IV	Less than A+ or not rated	Less than A1 or not rated

For purposes of the foregoing, (a) if ratings are available from both S&P and Moody’s, and the ratings available from such Rating Agencies do not correspond to the same rating level on the chart above, then (1) if such rating levels differ by only one level on the chart above, then the Applicable Rating Level shall correspond to the higher of the two ratings, and (2) if such rating levels differ by more than one level on the chart above, then the Applicable Rating Level shall correspond to that rating which is one rating higher than the lower of the two ratings; (b) if determinative ratings shall change (other than as a result of a change in the rating system used by any applicable Rating Agency) such that a change in the Applicable Rating Level would result, such change shall effect a change in the Applicable Rating Level as of the day on which the Administrative Agent receives notice of such change in determinative ratings (such day, a “Change Day”), and any change in the Applicable Margin shall take effect commencing on such Change Day and ending on the date immediately preceding the next Change Day; (c) if the rating system of any of the Rating Agencies shall change prior to the date all Obligations hereunder have been paid and the Commitments cancelled, the Company and the Majority Banks shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system, and pending such amendment, if no Applicable Rating Level is otherwise determinable based upon the foregoing, the most recent Applicable Rating Level in effect shall apply; and (d) upon the occurrence of and during the existence of a Default, the Applicable Rating Level shall be deemed to be Level IV.
“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Applicant Borrower” has the meaning specified in Section 2.9.1.

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“Approved Fund” has the meaning specified in Section 13.1.8.
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit I.
“Attorney Costs” means and includes all reasonable and documented out-of-pocket fees, expenses and disbursements of any law firm or other external counsel.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A., and its successors.
“Bank of America Fee Letter” has the meaning specified in Section 2.4.1.
“Banks” means the financial institutions acting as lenders hereunder, listed on the signature pages of this Agreement and their respective successors and assigns.
“BAS” means BofA Securities, Inc.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) Term SOFR plus 1.00%; and if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Advance” means an Advance which bears interest at the Base Rate.
“Base Rate Loan” means a Loan which bears interest at the Base Rate.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership that is required by the Beneficial Ownership Regulation.

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“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” has the meaning specified in Section 10.20.2.
“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.1.6.
“Borrowing Date” means a date on which an Advance is made hereunder.
“Borrowing Notice” is defined in Section 2.2.3.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located; provided that:
(a)    if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, means a Business Day that is also a TARGET Day;
(b)    if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in (i) Canadian Dollars, means a day other than a day banks are closed for general business in Toronto, Ontario or are authorized by law to close; (ii) Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom; and (iii) Japanese Yen, means a day other than a day when banks are closed for general business in Japan;
(c)    if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in a currency other than, Canadian Dollars, Euro, Sterling, or Japanese Yen, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the applicable offshore interbank market for such currency; and
(d)    if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of an Alternative Currency Loan denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Alternative

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Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“Canadian Dollar” means the lawful money of Canada.
“Change in Control” means either (a) with respect to the Company’s Class B Common Stock, the acquisition after the date of this Agreement by any Person or two or more Persons acting in concert, other than the Knight Family, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of such Class B Common Stock; or (b) with respect to the Borrower’s Class A Common Stock, if the Knight Family shall at any time fail to own and control 67% or more of the outstanding shares of such Class A Common Stock.
“Code” means the Internal Revenue Code of 1986.
“Co-Documentation Agents” means Deutsche Bank Securities Inc., Goldman Sachs Bank USA and HSBC Bank USA, National Association, each in its capacity as a co-documentation agent and not in its individual capacity as a Bank.
“Commitment” means for each Bank, the obligation of the Bank to make Loans not exceeding the amount set forth opposite the Bank’s name in Schedule 2 hereof or in the Assignment and Assumption pursuant to which such Bank becomes a party hereto, as applicable, as such amount may be modified from time to time pursuant to the terms of this Agreement and any Assignment and Assumption. The aggregate amount of the Banks’ Commitments on the Effective Date is $1,000,000,000.
“Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Company” means NIKE, Inc., an Oregon corporation.
“Company Guaranty Agreement” means the guarantee issued by the Company for the benefit of the Administrative Agent and the Banks substantially in the form of Exhibit M.
“Compensation Period” has the meaning specified in Section 2.5.11(b).
“Compliance Certificate” has the meaning specified in Section 6.1.3.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with a Relevant Rate or any proposed Successor Rate for an Agreed Currency or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, any Relevant Rate, “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day”, “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or

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continuation notices and length of lookback periods) as may be appropriate, in the reasonable discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Agreed Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Agreed Currency exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“Controlling” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.
“Conversion/Continuation Date” means any date on which, under Section 2.2.4, the Company (a) converts an Advance bearing interest based on a particular Rate Option to an Advance bearing interest based on another Rate Option, or (b) continues an Advance bearing interest based on the same Rate Option, but with a new Interest Period.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
“Co-Syndication Agent” means each of Citibank, N.A. and JPMorgan Chase Bank, N.A., in its capacity as syndication agent and not in its individual capacity as a Bank.
“Covered Entity” has the meaning specified in Section 10.20.2.
“Covered Party” has the meaning specified in Section 10.20.1.
“Credit Party” has the meaning specified in Section 11.13.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

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“Default” means an event described in Article VII.
“Default Right” has the meaning specified in Section 10.20.2.
“Defaulting Bank” means, subject to Section 2.8.2, any Bank that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans within three (3) Business Days of the date required to be funded by it hereunder, unless such Bank notifies the Administrative Agent and the Company in writing that such failure is the result of such Bank’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in writing) has not been satisfied, (b) has notified the Company, the Administrative Agent or any Bank that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Bank’s obligation to fund a Loan hereunder and states that such position is based on such Bank’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) become the subject of a Bail-In Action, or (iv) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Bank shall not be a Defaulting Bank solely by virtue of (A) the ownership or acquisition of any equity interest in that Bank or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank, or (B) in the case of a solvent Bank, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the law of the country where such Bank is subject to home jurisdiction supervision if applicable Law requires that such appointment not be publicly disclosed, in any such case where such action does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Person.
“Designated Borrower” has the meaning specified in the introductory paragraph hereto.
“Designated Borrower Notice” has the meaning specified in Section 2.9.

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“Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.9.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of related transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dividing Person” has the meaning assigned to it in the definition of “Division.”
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
“Dollars” and “$” mean lawful money of the United States.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which all conditions set forth in Section 4.1 are satisfied or waived by the Administrative Agent and the Banks (or, in the case of Section 4.1.12, waived by the Person entitled to receive the applicable payment), provided such date shall not be later than March 7, 2025.

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“Electronic Record” and “Electronic Signature” have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
“Eligible Assignee” has the meaning specified in Section 13.1.8.
“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Banks in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Banks of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Administrative Agent (in the case of any Advance to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent no longer being readily calculable with respect to such currency, (c) providing such currency being impracticable for the Banks or (d) such currency no longer being a currency in which the Majority Banks are willing to make such Advances (each of clauses (a), (b), (c), and (d), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Banks and the Borrower, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist(s). Within five (5) Business Days after receipt of such notice from the Administrative Agent, the Company shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Equivalent of Loans in Dollars, subject to the other terms contained herein.
“Environmental Laws” means the Resource Conservation and Recovery Act of 1987, the Comprehensive Environmental Response, Compensation and Liability Act, any so called “Superfund” or “Superlien” law, the Toxic Substances Control Act, and any other federal, state, local or foreign statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous materials or other hazardous or toxic substance, as now or at any time hereafter in effect.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

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“Euro” and “€” mean the single currency of the Participating Member States.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Bank or the Administrative Agent, or required to be withheld or deducted from a payment to a Bank or the Administrative Agent, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Bank or the Administrative Agent being organized under the laws of, or having its principal office or, in the case of any Bank, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Bank, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Bank acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 3.7) or (ii) such Bank changes its Lending Office, except in each case to the extent that, pursuant to Section 3.1, amounts with respect to such Taxes were payable either to such Bank’s assignor immediately before such Bank became a party hereto or to such Bank immediately before it changed its Lending Office, (c) Taxes attributable to such Bank’s failure to comply with Section 3.1.7 and (d) any withholding Taxes imposed under FATCA.
“Existing Termination Date” has the meaning specified in Section 2.6.1.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471 (b) (1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Finance Lease” of a Person means any lease of property by such Person in which the obligation for rentals with respect thereto is required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles. For the avoidance of doubt, in no event shall any operating lease (or any lease that constituted an operating lease as of May 31, 2024) constitute a “Finance Lease.”
“Finance Lease Obligations” of a Person means the amount of obligations of such Person under Finance Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

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“Foreign Bank” has the meaning specified in Section 3.1.7(b).
“Fund” has the meaning specified in Section 13.1.8.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank), and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
“Increase Effective Date” has the meaning specified in Section 2.7.4.
“Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade, (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Finance Lease Obligations, (vi) net liabilities under any Swap Contracts, and (vii) liability under any arrangement by which such Person assumes, guarantees, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person.
“Indemnified Liabilities” has the meaning specified in Section 10.6.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Indemnitees” has the meaning specified in Section 10.6.2.
“Information” has the meaning specified in Section 10.11.
“Interest Period” means as to each Term SOFR Loan or Alternative Currency Term Rate Loan, the period commencing on the date such Term SOFR Loan or Alternative Currency Term Rate Loan is disbursed or converted to or continued as a Term SOFR Loan or Alternative Currency Term Rate Loan and ending on the date one, three or six months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the applicable Borrower in its Borrowing Notice; provided that:
(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan or Alternative Currency Term Rate Loan, as applicable, such Business Day falls in another

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calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)    any Interest Period pertaining to a Term SOFR Loan or Alternative Currency Term Rate Loan, as applicable, that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)    no Interest Period shall extend beyond the Termination Date.
“IRS” means the Internal Revenue Service of the United States Department of Treasury.
“Joint Lead Arrangers” means BAS, Citibank, N.A. and JPMorgan Chase Bank, N.A., each in its capacity as a joint lead arranger and a joint bookrunner.
“Judgment Currency” has the meaning specified in Section 10.21.
“Knight Family” means, collectively, Philip H. Knight, and his wife, children, parents and siblings, and any trust, corporation or partnership with respect to his assets established for estate planning purposes, including, for the avoidance of doubt, Swoosh, LLC.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lender Party” means any Bank.
“Lending Office” means, as to any Bank, the office or offices of such Bank described as such in its Administrative Questionnaire, or such other office or offices as a Bank may from time to time notify the Company and the Administrative Agent.
“Lien” means any security interest, mortgage, pledge, lien (statutory or other), claim, charge, encumbrance, title retention agreement, lessor’s interest under a Finance Lease or analogous instrument, in, of or on any Person’s assets or properties in favor of any other Person.
“Loan” means, with respect to a Bank, such Bank’s portion, if any, of any Advance.
“Loan Documents” means this Agreement, each Designated Borrower Request and Assumption Agreement, the Company Guaranty Agreement, the Beneficial Ownership Certification, if any, and the Notes and any amendments, modifications or supplements hereto or to any other Loan Document or waivers hereof or to any other Loan Document.

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“Loan Parties” means, collectively, the Company and each Designated Borrower.
“Majority Banks” means Banks in the aggregate having more than 50% of the combined Commitments at such time of all Banks or, if the Commitments have been terminated, Banks in the aggregate holding more than 50% of the aggregate unpaid principal amount of the outstanding Loans; provided that the Commitment of, and the portion of the aggregate unpaid principal amount of the outstanding Loans held or deemed held by, any Defaulting Bank shall be excluded for purposes of making a determination of Majority Banks.
“Material Adverse Effect” shall mean a material adverse effect on (a) the financial condition, operations or properties of the Company and its Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or any Bank under this Agreement or any Note or (c) the ability of the Company to perform its obligations under this Agreement or any Note.
“Material Subsidiary” means, at any time, any Subsidiary having at such time either (i) total (gross) revenues for the preceding four (4) fiscal-quarter period in excess of 10% of the Company’s consolidated total (gross) revenues for such period, or (ii) total assets, as of the last day of the preceding fiscal quarter, having a net book value in excess of 10% of the net book value of the Company’s consolidated total assets on such date, in each case, based upon the Company’s most recent annual or quarterly financial statements delivered to the Administrative Agent under Section 6.1, with revenues and asset book value being determined on a pro forma basis for any material acquisition or disposition outside the ordinary course of business.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally-recognized rating agency.
“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which any Borrower or any member of the Controlled Group is a party to which more than one employer makes or is obligated to make contributions or, during the preceding five (5) plan years, has made or been obligated to make contributions.
“Non-Extending Bank” has the meaning specified in Section 2.6.2.
“Note” means a promissory note in substantially the form of Exhibit A hereto, duly executed and delivered to the Administrative Agent by a Borrower for the account of a Bank and payable to the order of such Bank in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.
“Notice Date” has the meaning specified in Section 2.6.2.
“Notice of Conversion/Continuation” is defined in Section 2.2.4.
“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit E or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic

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transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all other reimbursements, indemnities or other obligations of any Loan Party to the Banks or to any Bank, the Administrative Agent or any indemnified party hereunder arising under the Loan Documents.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Other Connection Taxes” means, with respect to any Bank or the Administrative Agent, Taxes imposed as a result of a present or former connection between such Bank or the Administrative Agent and the jurisdiction imposing such Tax (other than connections arising from such Bank or the Administrative Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.7).
“Outstanding Amount” means with respect to Loans and Advances on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Advances or Loans occurring on such date.
“Participant” has the meaning specified in Section 13.1.4.
“Participant Register” has the meaning specified in Section 13.1.6.
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Payment Date” means the last Business Day of each February, May, August and November.
“Person” means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture or Governmental Authority.

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“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which any Borrower or any member of the Controlled Group may have any liability.
“Platform” has the meaning specified in Section 6.1.6.
“Public Bank” has the meaning specified in Section 6.1.6.
“QFC” has the meaning specified in Section 10.20.2.
“QFC Credit Support” has the meaning specified in Section 10.20.
“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that, to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).
“Rate Option” means the Base Rate, Term SOFR, the Alternative Currency Daily Rate or Alternative Currency Term Rate.
“Rating Agency” means S&P and Moody’s.
“Relevant Rate” means with respect to any Advance denominated in (a) Dollars, SOFR, (b) Sterling, SONIA, (c) Euros, EURIBOR, (d) Canadian Dollars, the Term CORRA Rate, and (e) Yen, TIBOR, as applicable.
“Rescindable Amount” means any payment made by the Administrative Agent for the account of any Bank hereunder that the Administrative Agent determines (which determination shall be conclusive absent manifest error) (a) is covered by Section 2.5.11(a) or (b) was for any reason erroneously made for the account of such Bank.
“Register” has the meaning specified in Section 13.1.3.
“Regulations U and X” means Regulations U and X of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

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“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or corporate controller of the Company or a Borrower, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.1, the secretary or any assistant secretary of the Company and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the Company so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the Company designated in or pursuant to an agreement between the Company and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Borrower shall be conclusively presumed to have been authorized by all necessary corporate action on the part of such Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower.
“Revaluation Date” means with respect to any Advance, each of the following: (a) each date of an Advance denominated in an Alternative Currency, (b) each date of a continuation of an Advance denominated in an Alternative Currency pursuant to Section 2.2.4 and (c) such additional dates as the Administrative Agent shall reasonably determine or the Majority Banks shall reasonably require.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.
“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority.
“Scheduled Unavailability Date” has the meaning specified in Section 3.3.2.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Single Employer Plan” means a Plan maintained by any Borrower or any member of the Controlled Group for employees of any Borrower or any member of the Controlled Group.
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time.
“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

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“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe. The initial “Special Notice Currency” shall mean Yen.
“Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (London time) on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.
“Sterling” and “£” mean the lawful currency of the United Kingdom.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Successor Rate” has the meaning specified in Section 3.3.2.
“Supported QFC” has the meaning specified in Section 10.20.
“Swap Contract” means any agreement or arrangement designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.
“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.
“TARGET Day” means any day on which T2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

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“Term CORRA Adjustment” means (i) 0.29547% (29.547 basis points) for an Interest Period of one-month’s duration and (ii) 0.32138% (32.138 basis points) for an Interest Period of three-months’ duration.
“Term Rate Advance” means a Term SOFR Advance or Alternative Currency Term Rate Advance, as applicable.
“Term Rate Loan” means a Term SOFR Loan or Alternative Currency Term Rate Loan, as applicable.
“Term SOFR” means:
(a)    for any Interest Period with respect to a Term SOFR Advance, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the Term SOFR Adjustment for such Interest Period; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day plus the Term SOFR Adjustment;
provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.
“Term SOFR Adjustment” means with respect to Term SOFR 0.10% (10 basis points) for an Interest Period of one, three or six-month’s duration.
“Term SOFR Advance” means an Advance that bears interest at a rate based on clause (a) of the definition of Term SOFR plus the Applicable Margin.
“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR plus the Applicable Margin.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Termination Date” means the first to occur of (a) the later of (i) March 6, 2026 and (ii) if maturity is extended pursuant to Section 2.6, such extended maturity date determined pursuant to such Section and (b) the date the Commitments or this Agreement are earlier cancelled or terminated pursuant to the terms hereof; provided, however, if such date is not a Business Day, the Termination Date shall be the next preceding Business Day.

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“Total Outstandings” means the aggregate Outstanding Amount of all Loans and Advances.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unfunded Liabilities” means, (i) in the case of Single Employer Plans, the amount (if any) by which the present value of all vested nonforfeitable benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans, and (ii) in the case of Multiemployer Plans, the withdrawal liability that would be incurred by the Controlled Group if any member of the Controlled Group completely or partially withdrew from any of the Multiemployer Plans.
“United States” means the United States of America.
“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
“U.S. Special Resolution Regimes” has the meaning specified in Section 10.20.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.1.7(b).
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

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“Yen” and “¥” mean the lawful currency of Japan.
1.2    Other Interpretive Provisions.
1.2.1    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
1.2.2    (a) The words “herein” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(b)    Unless otherwise specified herein, Article, Section, Exhibit and Schedule references are to this Agreement.
(c)    The term “including” is by way of example and not limitation.
(d)    The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced.
1.2.3    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
1.3    References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, reforming or interpreting such Law.
1.4    Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “SOFR”, “Alternative Currency Daily Rate”, “Alternative Currency Term Rate” or with respect to any rate (including, for the avoidance of doubt, the selection  of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to any Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation,

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any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Bank or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service, except to the extent that any such damages are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith, material breach of the Loan Documents or willful misconduct of the Administrative Agent.
1.5    Exchange Rates; Currency Equivalents.
1.5.1    The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating the Dollar Equivalent amounts of Advances and Loans denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Company hereunder or except as otherwise provided herein, the applicable amount of any Alternative Currency for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.
1.5.2    Wherever in this Agreement in connection with an Advance, conversion, continuation or prepayment, such as a required minimum or multiple amount, is expressed in Dollars, but such Advance is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.
1.6    Additional Alternative Currencies.
1.6.1    The Company may from time to time request that Alternative Currency Loans be made in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is an Eligible Currency. In the case of any such request with respect to the making of Alternative Currency Loans, such request shall be subject to the approval of the Administrative Agent and each Bank.
1.6.2    Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Advance (or such other time or date as may be agreed by the Administrative Agent, in its sole discretion). In the case of any such request pertaining to Alternative Currency Loans, the Administrative Agent shall promptly notify each Bank thereof. Each Bank (in the case of any such request pertaining to Alternative Currency Loans) shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Alternative Currency Loans, in such requested currency.

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1.6.3    Any failure by a Bank to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Bank to permit Alternative Currency Loans to be made in such requested currency. If the Administrative Agent and all the Banks consent to making Alternative Currency Loans in such requested currency and the Administrative Agent and such Banks reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Company and (i) the Administrative Agent and such Banks may amend the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Advances of Alternative Currency Loans. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.6, the Administrative Agent shall promptly so notify the Company.
ARTICLE II
THE FACILITY
2.1    The Facility.
From the Effective Date until the Termination Date, each Bank severally agrees to make Loans in Agreed Currencies to the Borrowers from time to time in amounts not to exceed in the aggregate at any one time outstanding, the amount of its Commitment.
2.1.1    In no event may the aggregate principal amount of all outstanding Advances exceed the Aggregate Commitments.
2.1.2    Subject to the terms of this Agreement, the Borrowers may borrow, repay and re-borrow within the limits of each Bank’s Commitment at any time prior to the Termination Date.
2.2    Advances.
2.2.1    General. Each Advance hereunder shall consist of borrowings made from the several Banks ratably in proportion to the amounts of their respective Commitments. No Bank shall be obligated to make a Loan hereunder if the aggregate principal amount of such Bank’s Loans outstanding would exceed its Commitment. Upon the request of any Bank made through the Administrative Agent, the applicable Borrower shall execute and deliver to such Bank (through the Administrative Agent) a Note, which shall evidence such Bank’s Advances.
2.2.2    Advance Rate Options. The Advances may be Base Rate Advances, Term SOFR Advances, Alternative Currency Daily Rate Advances or Alternative Currency Term Rate Advances, or a combination thereof, selected by the Company in accordance with Section 2.2.3, and as converted or continued in accordance with Section 2.2.4; provided, that all Advances denominated in an Alternative Currency must be Alternative Currency Daily Rate

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Advances or Alternative Currency Term Rate Advances; provided, further, that no Advance may mature after the Termination Date.
2.2.3    Method of Selecting Rate Options and Interest Periods for Advances. The Company shall select the Rate Option and, if applicable, Interest Period applicable to each Advance from time to time. The Company shall give the Administrative Agent irrevocable notice appropriately completed and signed by a Responsible Officer, which shall be substantially in the form attached hereto as Exhibit F (a “Borrowing Notice”) or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) not later than 10:00 a.m. (San Francisco time) (a) on the Business Day of the Borrowing Date of each Base Rate Advance, (b) two (2) Business Days before the Borrowing Date for each Term SOFR Advance, (c) three (3) Business Days before the Borrowing Date for each Alternative Currency Daily Rate Advance or Alternative Currency Term Rate Advance (other than an Advance denominated in a Special Notice Currency) and (d) four (4) Business Days before the Borrowing Date for each Alternative Currency Daily Rate Advance or Alternative Currency Term Rate Advance denominated in a Special Notice Currency. A Borrowing Notice shall specify:
(a)    the Borrowing Date, which shall be a Business Day, of such Advance;
(b)    the aggregate amount of such Advance;
(c)    the Rate Option selected for such Advance;
(d)    in the case of each Term Rate Advance, the Interest Period applicable thereto (which may not end after the Termination Date). If the Company fails to specify an Interest Period in a Borrowing Notice, then the Company shall be deemed to have specified an Interest Period of one (1) month;
(e)    the currency of the Advance; provided that, if the Company fails to specify a currency in the Borrowing Notice, then the Advance so requested shall be made in Dollars; and
(f)    if applicable, the Designated Borrower.
2.2.4    Conversion and Continuation Elections.
(a)    The Company may, upon irrevocable written notice to the Administrative Agent in accordance with Section 2.2.4(b): (i) elect, as of any Business Day, in the case of a Base Rate Advance, or as of the last day of the applicable Interest Period, in the case of a Term SOFR, to convert such Advance into an Advance bearing interest based on another Rate Option; or (ii) elect, as of the last day of the applicable Interest Period, to continue a Term Rate Advance having an Interest Period expiring on such day; except, that during the existence of a Default, the Company may not elect to have any Advance converted into a Term SOFR Advance or continued as a Term SOFR Advance, Alternative Currency Daily Rate Advance or Alternative Currency Term Rate Advance unless the Majority Banks consent thereto. All conversions and

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continuations of Advances shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.
(b)    The Company shall deliver a notice of conversion/continuation appropriately completed and signed by a Responsible Officer in the form attached hereto as Exhibit G (a “Notice of Conversion/Continuation”) or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) to be received by the Administrative Agent not later than 9:00 a.m. (San Francisco time) (i) on the Business Day preceding the Conversion/Continuation Date if the Advance is denominated in Dollars and is to be converted into or continued as a Base Rate Advance, (ii) three (3) Business Days before the Conversion/Continuation Date if the Advance is denominated in Dollars and is to be converted into or continued as a Term SOFR Advance or (iii) three (3) Business Days before the Conversion/Continuation Date if the Advance is denominated in an Alternative Currency (or four (4) Business Days in the case of a Special Notice Currency) and is to be continued as an Alternative Currency Term Rate Advance; specifying:
(i)    the Conversion/Continuation Date, which shall be a Business Day, of such Advance;
(ii)    the aggregate amount of such Advance to be converted or continued;
(iii)    the Rate Option for such Advance resulting from the conversion or continuation; and
(iv)    in the case of each Term Rate Advance, the Interest Period applicable thereto (which may not end after the Termination Date).
provided that the Company may give the Administrative Agent a telephonic notice of such request on or before the deadline set forth above so long as any telephonic notice is confirmed promptly by delivery to the Administrative Agent of a written notice. The Administrative Agent at all times shall be entitled to rely on such telephonic notice with respect to such continuation or conversion, regardless of whether any written confirmation is received.
(c)    If upon the expiration of any Interest Period applicable to a Term SOFR Advance, the Company has failed to timely select a new Interest Period to be applicable to such Advance, or if any Default or Unmatured Default then exists, the Company shall be deemed to have elected to convert such Advance into a Base Rate Advance effective as of the expiration date of such Interest Period.
(d)    If upon the expiration of any Interest Period applicable to an Alternative Currency Term Rate Advance, the Company has failed to select timely a new Interest Period to be applicable to such Advance, such Advance shall be continued as an Alternative Currency Term Rate Advance in its original currency with an Interest Period of one (1) month.

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(e)    No Advance may be converted into or continued as a Advance denominated in a different currency, but instead must be prepaid in the original currency of such Advance and reborrowed in the other currency.
2.3    [Reserved].
2.4    Fees.
2.4.1    Arrangement, Structuring and Agency Fees. The Company shall pay such arrangement, structuring and agency fees to BAS and the Administrative Agent in the amounts and at the times specified in the letter agreement, dated February 12, 2025, among the Company, Bank of America and BAS (the “Bank of America Fee Letter”).
2.4.2    [Reserved].
2.4.3    Facility Fee.
(a)    Facility Fee. The Company shall pay to the Administrative Agent for the account of each Bank in accordance with its pro rata share of the Commitments, a facility fee equal to the Applicable Facility Fee Rate times the actual daily amount of the Commitments, regardless of usage, subject to adjustment as provided in Section 2.8. The facility fee shall accrue at all times from the Effective Date until the Termination Date and shall be due and payable quarterly in arrears on each Payment Date, commencing with the first Payment Date to occur after the Effective Date, and on the Termination Date.
(b)    Calculation of Facility Fee. The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Facility Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Facility Fee Rate separately for each period during such quarter that such Applicable Facility Fee Rate was in effect. The facility fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.
2.4.4    Banks’ Participation Fee. On the Effective Date, the Company shall pay to BAS, for the account of the Banks in accordance with their respective pro rata shares, a participation fee in an amount set forth in the Bank of America Fee Letter. Such participation fees are for the credit facility committed to by the Banks under this Agreement and are fully earned on the date paid. The participation fee paid to each Bank is solely for its own account and is nonrefundable for any reason whatsoever.
2.4.5    Computation of Fees. Computation of all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days.
2.5    General Facility Terms.
2.5.1    Method of Borrowing. Not later than 11:00 a.m. (San Francisco time) in the case of any Advance denominated in Dollars and not later than the Applicable Time specified

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by the Administrative Agent in the case of any Advance denominated in an Alternative Currency on each Borrowing Date, each Bank shall make available its Loan or Loans in funds immediately available to the Administrative Agent at the Administrative Agent’s Office. Unless otherwise instructed by the Company, the Administrative Agent shall deposit the funds so received from the Banks in the Company’s account at Bank of America’s main office in San Francisco.
2.5.2    Minimum Amount of Each Advance. Each Advance, and each conversion and continuation with respect to an Advance, shall be in the minimum amount of (x) $10,000,000 (and in integral multiples of $1,000,000 if in excess thereof) with respect to Base Rate Advances and (y) $5,000,000 (and in integral multiples of $1,000,000 if in excess thereof) with respect to Term SOFR Advances, Alternative Currency Daily Rate Advances and Alternative Currency Term Rate Advances; provided, however, that any Base Rate Advance, Term SOFR Advance, Alternative Currency Daily Rate Advance or Alternative Currency Term Rate Advance may be in the aggregate amount of the unused Commitments.
2.5.3    Repayment.
(a)    Except for optional payments pursuant to Section 2.5.4, each Term Rate Advance shall be paid in full by the Company or, if instructed by the Company, by one or more Borrowers, on the last day of the Interest Period applicable thereto, unless such Term Rate Advance is converted or continued in accordance with Section 2.2.4; but in any event all Advances shall be paid in full on the Termination Date.
(b)    If the Administrative Agent notifies the Company at any time that, as a result of a change in the applicable exchange rates relating to Alternative Currencies the Total Outstandings at such time exceed an amount equal to 105% of the Aggregate Commitments then in effect, then, within two (2) Business Days after receipt of such notice, the Company shall, or shall instruct one or more Borrowers to, prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the aggregate Commitments then in effect; provided that the Company may elect in its sole discretion which Loans to prepay.
2.5.4    Optional Principal Payments. The Borrowers may, upon delivery to the Administrative Agent of a Notice of Loan Prepayment, from time to time pay all outstanding Advances, or, in a minimum aggregate amount of $10,000,000 (and in multiples of $1,000,000 if in excess thereof), any portion of the outstanding Advances, in each case without penalty or premium; provided, that such notice must be received by the Administrative Agent not later than 11:00 a.m. (San Francisco time) (i) three (3) Business Days’ (or four (4) Business Days with respect to a Special Notice Currency) prior to any date of prepayment with respect to Term SOFR Advances, Alternative Currency Daily Rate Advances or Alternative Currency Term Rate Advances and (ii) on the date of prepayment with respect to Base Rate Advances. All such payments shall be made in immediately available funds to the Administrative Agent at the Administrative Agent’s Office by 11:00 a.m. (San Francisco time) on the date of payment. Any prepayment of a Term Rate Advance prior to the end of an applicable Interest Period shall be subject to the indemnification provided in Section 3.4.

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2.5.5    Interest Periods. Subject to the provisions of Section 2.5.6, each Advance shall bear interest (i) with respect to any Base Rate Advance or Alternative Currency Daily Rate Advance, on the outstanding principal amount from the applicable Borrowing Date until payment in full, and (ii) with respect to any other Advance, from the first day of the Interest Period applicable thereto to the earlier of (a) the last day of such Interest Period, or (b) the date of any earlier prepayment as permitted by Section 2.5.4, at the interest rate determined as applicable to such Advance, subject to the Company’s right to convert or continue Advances pursuant to Section 2.2.4. The Borrowers shall not request a Term Rate Advance if, after giving effect to the requested Term Rate Advance, more than 20 separate Term Rate Advances would be outstanding.
2.5.6    Rate after Maturity.
(a)    Except as provided in the next sentence, any Advance not paid at maturity, whether by acceleration or otherwise, shall bear interest until paid in full at a rate per annum equal to the Base Rate plus the Applicable Margin, if any, applicable to Base Rate Loans plus 2% per annum to the fullest extent permitted by applicable Laws. In the case of a Term SOFR Advance, Alternative Currency Daily Rate Advance or Alternative Currency Term Rate Advance not paid at maturity, whether by acceleration or otherwise, such Advance shall bear interest at a rate per annum equal to the interest rate (including any Applicable Margin) otherwise applicable to such Advance plus 2% per annum to the fullest extent permitted by applicable Laws.
(b)    If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Majority Banks, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Base Rate plus the Applicable Margin, if any, applicable to Base Rate Loans plus 2% per annum to the fullest extent permitted by applicable Laws.
(c)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
2.5.7    Interest Payment Dates; Interest Basis. Interest accrued on each (i) Base Rate Advance or Alternative Currency Daily Rate Advance shall be payable on each Payment Date and (ii) other Advance shall be payable on the last day of its applicable Interest Period, and on any date on which such Advance is prepaid, whether due to acceleration or otherwise. Interest accrued on each Term Rate Advance having an Interest Period longer than three (3) months shall also be payable on the last day of each three (3)-month interval during such Interest Period. Interest on all Base Rate Advances calculated on the basis of the Base Rate shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Interest on all other Advances shall be calculated for the actual number of days elapsed on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days provided, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if

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payment is received prior to 11:00 a.m. (San Francisco time) at the place of payment. If any payment of principal or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.
2.5.8    Method of Payment. All payments to be made by any Loan Party shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff, without prejudice such Loan Party’s right to later assert any counterclaim, defense, recoupment or setoff. Except as specifically provided in this Agreement, including this Section 2.5.8 and except with respect to principal and interest in Advances denominated in an Alternative Currency, all payments by any Loan Party hereunder shall be made to the Administrative Agent, for the account of the respective Banks to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 11:00 a.m. (San Francisco time) on the date when due. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Advances denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Banks to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in same day funds not later than 12:00 p.m. (local time) on the dates specified herein. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent shall apply payments, other than optional prepayments, (i) first, ratably among the Banks with respect to any principal and interest due in connection with Advances, (ii) second, after all amounts described in clause (i) have been satisfied, ratably to any other Obligations then due to the Banks. If such payment is received by the Administrative Agent (i) by 11:00 a.m. (San Francisco time) in the case of payments in Dollars or (ii) at the applicable Administrative Agent’s Office in such Alternative Currency and in same day funds not later than 1:00 p.m. (local time) in the case of payments in an Alternative Currency, such delivery to the Banks shall be made on the same day and if received thereafter shall be made on the next succeeding Business Day. The Administrative Agent is hereby authorized to charge the account of any Borrower held at Bank of America for each payment of principal, interest and fees owing by such Borrower as it becomes due hereunder.
2.5.9    Notes; Telephonic Notices; Designation of the Company. Each Bank is hereby authorized to record on the schedule attached to each of its Notes, or otherwise record in accordance with its usual practice, the date and amount of each of its Loans of the type evidenced by such Note; provided, however, that any failure to so record shall not affect the applicable Borrower’s Obligations under this Agreement or any Note. The Company hereby authorizes the Banks and the Administrative Agent to extend, continue and convert Advances and effect Rate Option selections based on telephonic notices made by any person or persons the Administrative Agent or any Bank in good faith believes to be an authorized officer or an officer, employee or agent of the Company designated by an authorized officer. The Company agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice signed by an authorized officer. If the written confirmation differs in any material respect from

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the action taken by the Administrative Agent and the Banks, the records of the Administrative Agent and the Banks shall govern absent manifest error.
2.5.10    Notification of Advances, Interest Rates and Prepayments. The Administrative Agent will notify each Bank of the contents of each Borrowing Notice, Notice of Conversion/Continuation (or automatic conversion pursuant to Section 2.2.4(c)), and payment notice received by it hereunder promptly and in any event (provided such items were timely received by the Administrative Agent from the Company) before the close of business on the same Business Day of receipt thereof (or, in the case of borrowing notices with respect to Base Rate Advances, within one (1) hour of receipt thereof). The Administrative Agent will notify each Bank of the interest rate applicable to each Term Rate Advance promptly upon determination of such interest rate and will give each Bank prompt notice of each change in the Base Rate in respect of any outstanding Base Rate Advance.
2.5.11    Non Receipt of Funds by the Administrative Agent. Unless the Company or any Bank has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the applicable Borrower or such Bank, as the case may be, will not make such payment, the Administrative Agent may assume that such Borrower or such Bank, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:
(a)    if such Borrower failed to make such payment or if the Administrative Agent has made a payment in excess of the amount paid by such Borrower (whether or not then owed), each Bank shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Bank in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Bank to the date such amount is repaid to the Administrative Agent in immediately available funds at the interest rate applicable to Base Rate Loans; and
(b)    if any Bank failed to make such payment or if the Administrative Agent has made a payment in excess of the amount paid by such Bank (whether or not then owed), such Bank shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the applicable Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. If such Bank pays such amount to the Administrative Agent, then such amount shall constitute such Bank’s Loan, included in the applicable Advance. If such Bank does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Company, and the Company shall pay such amount

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to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Advance. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Company may have against any Bank as a result of any default by such Bank hereunder.
A notice of the Administrative Agent to any Bank or the Company with respect to any amount owing under this Section 2.5.11 shall be conclusive, absent manifest error.
2.5.12    Cancellation. The Company may, at any time after the Effective Date, upon not less than five (5) Business Days’ prior written notice to the Administrative Agent, terminate or permanently reduce the Commitments in whole, or in a minimum aggregate amount of $10,000,000 (and in integral multiples of $1,000,000 in excess thereof); unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the combined Commitments then in effect. All accrued commitment fees to, but not including, the effective date of any reduction or termination of Commitments shall be paid on the effective date of such reduction or termination. Once the Commitments are reduced in accordance with this Section 2.5.12, they may not be increased.
2.5.13    Lending Offices. Each Bank may from time to time, by written notice to the Administrative Agent and the Company, change its Lending Office and for whose account Loan payments are to be made. Each Bank may, at its option, make any Advance available to any Borrower by causing any foreign or domestic branch or Affiliate of such Bank to make such Advance; provided that any exercise of such option shall not affect the Obligations of such Borrower.
2.6    Extension of Termination Date.
2.6.1    Requests for Extension. The Company may, by notice to the Administrative Agent (who shall promptly notify the Banks) signed by a Responsible Officer not later than thirty (30) days prior to any Termination Date, request that each Bank extend such Bank’s Termination Date for an additional 364 days from the Termination Date then in effect hereunder (the “Existing Termination Date”).
2.6.2    Bank Elections to Extend. Each Bank, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date (the “Notice Date”) that is ten (10) Business Days after receipt of notice from the Administrative Agent of the Company’s request for an extension advise the Administrative Agent whether or not such Bank agrees to such extension and each Bank that determines not to so extend its Termination Date (a “Non-Extending Bank”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date) and any Bank that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Bank. The election of any Bank to agree to such extension shall not obligate any other Bank to so agree.

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2.6.3    Notification by Administrative Agent. The Administrative Agent shall notify the Company of each Bank’s determination under this Section 2.6.3 no later than the date fifteen (15) days prior to the applicable Termination Date (or, if such date is not a Business Day, on the next preceding Business Day).
2.6.4    Additional Commitment Banks. The Company shall have the right on or before the Existing Termination Date to replace each Non-Extending Bank with, and add as “Banks” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Bank”) as provided in Section 3.7, each of which Additional Commitment Banks shall have entered into an Assignment and Assumption pursuant to which such Additional Commitment Bank shall, effective as of the Existing Termination Date, undertake a Commitment (and, if any such Additional Commitment Bank is already a Bank, its Commitment shall be in addition to such Bank’s Commitment hereunder on such date).
2.6.5    Minimum Extension Requirement. If (and only if) the Majority Banks (which for this purpose may include any Additional Commitment Bank) have agreed so to extend their Termination Date, then, the Existing Termination Date of each Bank extending its Commitment and of each Additional Commitment Bank shall be extended to the date falling one (1) year after the Existing Termination Date (except that, if such date is not a Business Day, such Termination Date as so extended shall be the next preceding Business Day) and, as of the Existing Termination Date, each Additional Commitment Bank shall become a “Bank” for all purposes of this Agreement.
2.6.6    Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Termination Date pursuant to this Section 2.6.6 shall not be effective with respect to any Bank (unless otherwise agreed by such Bank) unless:
(a)    no Unmatured Default or Default shall have occurred and be continuing on the date of such extension and after giving effect thereto;
(b)    the representations and warranties contained in this Agreement are true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies to any representation or warranty, such representation or warranty shall be true and correct in all respects) on and as of the date of such extension and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);
(c)    since the date of the financial statements most recently delivered to the Administrative Agent in accordance with Section 6.1.1, there has not occurred a material adverse change in the business, assets, liabilities, operations or financial condition of the Company and its Subsidiaries taken as a whole, except events or circumstances disclosed in reports filed by the Company during the period from May 31, 2024 to the Effective Date pursuant to Section 13 of the Securities Exchange Act of 1934, copies of which have been furnished to the Banks prior to the date hereof (including by posting on the website of the SEC at http://www.sec.gov); and

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(d)    on the Termination Date of each Non-Extending Bank, the Company shall repay to each such Non-Extending Bank any Loans at the time owing to it (and pay any additional amounts required pursuant to Section 3.4) and such Non-Extending Bank’s Commitments shall be terminated.
2.6.7    Updated Schedule 2. Promptly after each such extension, the Administrative Agent shall prepare and deliver to each remaining Bank an updated Schedule 2 to this Agreement, listing the Banks, Commitments and Applicable Percentages after giving effect to such extension.
2.6.8    Conflicting Provisions. This Section 2.6 shall supersede any provisions in Section 12.2 to the contrary.
2.7    Increase in Commitments.
2.7.1    Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Banks), the Company may from time to time, request an increase in the Commitments by an amount (for all such requests) not exceeding $500,000,000; provided that any such request for an increase shall be in a minimum amount of $50,000,000. At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Bank is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Banks).
2.7.2    Elections to Increase. Each Bank shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Bank not responding within such time period shall be deemed to have declined to increase its Commitment.
2.7.3    Notification by Administrative Agent; Additional Banks. The Administrative Agent shall notify the Company and each Bank of the Banks’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent the Company may also invite additional Eligible Assignees (each, an “Additional Bank”) to become Banks pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.
2.7.4    Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section 2.7.4, the Administrative Agent and the Company shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Company and the Banks of the final allocation of such increase and the Increase Effective Date.
2.7.5    Conditions to Effectiveness of Increase. As a condition precedent to such increase, (a) the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Bank) signed by

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a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (y) in the case of the Company, certifying that, before and after giving effect to such increase, (i) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date (except where any such representation or warranty is otherwise qualified by materiality, in which case such representation or warranty shall be true and correct in all respects and except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date), and (ii) no Default exists or would result therefrom and (b) (x) upon the reasonable request of any Additional Bank made at least ten (10) Business Days prior to the Increase Effective Date, the Company shall have provided to such Bank, and such Additional Bank shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act, in each case at least five (5) Business Days prior to the Increase Effective Date and (y) at least five (5) Business Days prior to the Increase Effective Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Bank that so requests, a Beneficial Ownership Certification in relation to such Loan Party. The Borrowers shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.4) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section 2.7.5.
2.8    Defaulting Banks.
2.8.1    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Bank becomes a Defaulting Bank, then, until such time as that Bank is no longer a Defaulting Bank, to the extent permitted by applicable Law:
(a)    Waivers and Amendments. That Defaulting Bank’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 8.2.
(b)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Bank (whether voluntary or mandatory, at maturity, pursuant to Section 8.1 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Bank pursuant to Section 12.1), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Bank to the Administrative Agent hereunder; second, as the Company may request (so long as no Default or Unmatured Default exists), to the funding of any Loan in respect of which that Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Company, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Bank to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Banks as a result of any judgment of a court of competent jurisdiction obtained by

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any Bank against that Defaulting Bank as a result of that Defaulting Bank’s breach of its obligations under this Agreement; fifth, so long as no Default or Unmatured Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against that Defaulting Bank as a result of that Defaulting Bank’s breach of its obligations under this Agreement; and sixth, to that Defaulting Bank or as otherwise directed by a court of competent jurisdiction; provided that, if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Bank has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Banks on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Bank. Any payments, prepayments or other amounts paid or payable to a Defaulting Bank that are applied (or held) to pay amounts owed by a Defaulting Bank pursuant to this Section 2.8.1(b) shall be deemed paid to and redirected by that Defaulting Bank, and each Bank irrevocably consents hereto.
(c)    Certain Fees. A Defaulting Bank shall be entitled to receive any facility fee pursuant to Section 2.4.3 for any period during which that Bank is a Defaulting Bank only to extent allocable to the Outstanding Amount of the Advances funded by it.
2.8.2    Defaulting Bank Cure. If the Company and the Administrative Agent agree in writing in their sole discretion that a Defaulting Bank should no longer be deemed to be a Defaulting Bank, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Bank will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Banks or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Banks in accordance with their pro rata shares, whereupon that Bank will cease to be a Defaulting Bank; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Bank was a Defaulting Bank; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Bank to Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank’s having been a Defaulting Bank.
2.9    Designated Borrowers.
2.9.1    The Company may at any time, upon not less than ten (10) Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any additional Subsidiary of the Company (an “Applicant Borrower”) as a Designated Borrower to receive Advances hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Bank) a duly executed notice and agreement in substantially the form of Exhibit K (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Banks shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or

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information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Majority Banks in their respective reasonable discretion, and Notes signed by such new Borrowers to the extent any Banks so require. Provided the Administrative Agent and each Bank consents (which consent may not be unreasonably withheld) to the designation of an Applicant Borrower as a “Designated Borrower” hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit L (a “Designated Borrower Notice”) to the Company and the Banks specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Banks agrees to permit such Designated Borrower to receive Advances hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Borrowing Notice may be submitted by or on behalf of such Designated Borrower until the date five (5) Business Days after such effective date (unless the Banks agree to a shorter time period).
2.9.2    The Obligations of the Company and each Designated Borrower shall be several in nature; provided that the Company shall guarantee the obligations of each Designated Borrower pursuant to a guaranty agreement substantially in the form of Exhibit M.
2.9.3    Each Subsidiary of the Company that becomes a “Designated Borrower” pursuant to this Section 2.9 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Advances made by the Banks to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.
2.10    Term Out Option. The Borrower may, upon notice to the Administrative Agent not later than the Termination Date, elect to convert all of the Loans outstanding on the Termination Date in effect at such time into “term loans” in which case the outstanding Loans shall not be due on the Termination Date and shall instead be due and payable on the first anniversary of the Termination Date, with the effect that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, all references in this Agreement and each other Loan Document to the Termination Date (other than as set forth in this Section 2.10) shall thereafter be deemed to refer to the date that is the first anniversary of the Termination Date; provided that (a) the Borrower shall have delivered an officer’s certificate dated as of the Termination Date certifying (x) that representations and warranties contained in Article V are true and correct in all material respects on and as of such date (except where any such representation or warranty is otherwise qualified by materiality, in which case such

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representation or warranty shall be true and correct in all respects and except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date), (b) no Default shall have occurred and be continuing and (c) the Borrower shall have paid to the Administrative Agent for the account of the Banks a fee in the amount equal to (x) 0.50% multiplied by (y) the aggregate outstanding principal amount of all Loans so converted. All Loans converted into “term loans” pursuant to this Section 2.10 shall continue to constitute Loans under this Agreement and the other Loan Documents (i) except that the Borrower may not reborrow such Loans pursuant to Section 2.1 after all or any portion of such Loans shall have been prepaid pursuant to Section 2.5.4 and no new Loans may be borrowed on or after the Termination Date and (ii) the Borrower may prepay such Loans in whole or in part at any time without premium or penalty in accordance with Section 2.5.4.

2.11    Removal of Borrowers. The Company may, from time to time, upon not less than five (5) Business Days’ notice to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate any Borrower’s status as such, provided that there are no outstanding Advances or Loans payable by such Borrower, or other amounts payable by such Borrower on account of any Advances made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Banks of any such termination of a Borrower’s status.
ARTICLE III
TAXES, CHANGE IN CIRCUMSTANCES
3.1    Taxes.
3.1.1    Any and all payments by any Loan Party on account of any obligation of any Loan Party to any Bank or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes, except as required by applicable law. In addition, the Loan Parties agree to pay all Other Taxes in accordance with applicable law.
3.1.2    If any Loan Party shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, then:
(a)    If such Tax is an Indemnified Tax, the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.1), such Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;
(b)    the applicable Loan Party shall make such deductions and withholdings; and

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(c)    the applicable Loan Party shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable Law.
3.1.3    The Company agrees to indemnify and hold harmless each Bank and the Administrative Agent for the full amount of Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.1) payable or paid by such Bank or Administrative Agent or required to be withheld or deducted from a payment to such Bank or Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted by the relevant Governmental Authority. Payment under this indemnification shall be made within thirty (30) days after the date the Bank or the Administrative Agent makes written demand therefor.
3.1.4    Within thirty (30) days after the date of any payment by the Company of Indemnified Taxes, the Company shall furnish to each Bank or the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to such Bank or the Administrative Agent.
3.1.5    Without limiting the provisions of Sections 3.1.1, 3.1.2 or 3.1.3, each Bank shall, and does hereby, indemnify the Company and the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Company or the Administrative Agent) incurred by or asserted against the Company or the Administrative Agent by any Governmental Authority as a result of the failure by such Bank to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Bank to the Company or the Administrative Agent pursuant to Section 3.1.7. Each Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Bank under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 3.1.5. The Company shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within twenty (20) days after demand therefor, for any amount which a Bank for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to this Section 3.1.5; provided, that the Company shall not be required to indemnify the Administrative Agent for any amount attributable to the Administrative Agent’s gross negligence or willful misconduct. Upon receipt of such indemnity payment and upon the request of the Company, the Administrative Agent hereby agrees to assign to the Company any rights for compensation against such Bank to the extent the Administrative Agent has been indemnified by the Company.
3.1.6    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.1 (including by the payment of additional amounts pursuant to this Section 3.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and

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without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.1.6 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.1.6, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.1.6 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
3.1.7    Any Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.1.7(a), 3.1.7(b) and 3.1.7(d) below) shall not be required if in the Bank’s reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank. Without limiting the generality of the foregoing, in the event that the Company is a “United States person” as defined in Section 7701(a)(30) of the Code:
(a)    any Bank that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to the Company and the Administrative Agent on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Bank is exempt from U.S. federal backup withholding tax;
(b)    any Bank that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Foreign Bank”) shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the

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Company or the Administrative Agent), whichever of the following is applicable: (A) in the case of a Foreign Bank claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (B) executed copies of IRS Form W-8ECI; (C) in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Bank is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; (D) to the extent a Foreign Bank is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;
(c)    any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and
(d)    if a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such

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payment. Solely for purposes of this Section 3.1.7(d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement and for purposes of this Section 3.1, the term “applicable law” shall include FATCA.
Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.
3.2    Yield Protection. If, after the date hereof, because of the enactment of, or any change in, any Law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof (provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or applicable foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted or issued), which:
3.2.1    imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank in respect of Term Rate Advances (other than reserves and assessments taken into account in determining the interest rate applicable to Term Rate Advances), or
3.2.2    imposes any other condition the result of which is to increase the cost (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) to any Bank of making, funding or maintaining Term Rate Advances or reduces any amount receivable by any Bank in connection with loans, or requires any Bank to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Bank, or
3.2.3    affects the amount of capital or liquidity required or expected to be maintained by any Bank or any corporation controlling any Bank and such Bank determines the amount of capital required is increased by or based upon the existence of this Agreement or its obligation to make Loans hereunder or of commitments of this type, then, within fifteen (15) days of demand by such Bank through the Administrative Agent, the Company will pay (or cause the applicable Designated Borrower to pay) such Bank that portion of such increased expense incurred (including, in the case of Section 3.2.3, any reduction in the rate of return on capital to an amount below that which it could have achieved but for such law, rule, regulation, policy, guideline or directive and after taking into account such Bank’s policies as to capital or liquidity adequacy) or reduction in an amount received which such Bank determines (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Bank under agreements having similar provisions to this Section 3.2) is attributable to making, funding and

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maintaining its Loans and its Commitment. Notwithstanding the foregoing, if a Bank fails to make a claim within ninety (90) days after it becomes, or ought reasonably to have become, aware of any event giving rise to a claim under this Section 3.2, then such Bank shall be entitled to make any claim under this Section 3.2 only in respect of any amounts due under this Section 3.2 that are attributable to the period following the 90th day preceding the day upon which the Bank makes such claim; provided that, if the change giving rise to such claim is retroactive, then such ninety (90) day period shall be extended to include the period of retroactive effect thereof.
3.3    Inability to Determine Rates.
3.3.1    If in connection with any request for a Term SOFR Loan or an Alternative Currency Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) no Successor Rate for the Relevant Rate for the applicable Agreed Currency has been determined in accordance with Section 3.3.2 and the circumstances under Section 3.3.2(b) or the Scheduled Unavailability Date has occurred with respect to such Relevant Rate (as applicable), or (ii) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable Agreed Currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Term SOFR Loan or an Alternative Currency Loan or in connection with an existing or proposed Base Rate Loan, or (b) the Administrative Agent or the Majority Banks determine that for any reason that the Relevant Rate with respect to a proposed Loan denominated in an Agreed Currency for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Banks of funding such Loan, the Administrative Agent will promptly so notify the Company and each Bank.
Thereafter, (x) the obligation of the Banks to make or maintain Loans in the affected currencies, as applicable, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended in each case to the extent of the affected Term SOFR Loans or Alternative Currency Loans or Interest Period or determination date(s), as applicable, and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Majority Banks described in clause (b) of this Section 3.3.1, until the Administrative Agent upon instruction of the Majority Banks) revokes such notice.
Upon receipt of such notice, (a) the Borrowers may revoke any pending request for an Advance of, or conversion to Term SOFR Loans, or Advance of, or continuation of Alternative Currency Loans to the extent of the affected Term SOFR Loans or Alternative Currency Loans or Interest Period or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for an Advance of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein and (b) (i) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately and (ii) any outstanding affected Alternative Currency Loans, at the Company’s election, shall either (1) be converted into an Advance of Base Rate Loans denominated in Dollars in the Dollar Equivalent

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of the amount of such outstanding Alternative Currency Loan immediately, in the case of an Alternative Currency Daily Rate Loan or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan or (2) be prepaid in full immediately, in the case of an Alternative Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan; provided that if no election is made by the Company (x) in the case of an Alternative Currency Daily Rate Loan, by the date that is three Business Days after receipt by the Company of such notice or (y) in the case of an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, the Company shall be deemed to have elected clause (1) above.
3.3.2    Replacement of Relevant Rate or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Majority Banks notify the Administrative Agent (with, in the case of the Majority Banks, a copy to the Company) that the Company or Majority Banks (as applicable) have determined, that:
(a)    adequate and reasonable means do not exist for ascertaining the Relevant Rate for an Agreed Currency because none of the tenors of such Relevant Rate (including any forward-looking term rate thereof) is available or published on a current basis and such circumstances are unlikely to be temporary; or
(b)    the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate for an Agreed Currency (including any forward-looking term rate thereof) shall or will no longer be representative or made available, or used for determining the interest rate of loans denominated in such Agreed Currency, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate for such Agreed Currency (the latest date on which all tenors of the Relevant Rate for such Agreed Currency (including any forward-looking term rate thereof) are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”); or
(c)    syndicated loans currently being executed and agented in the U.S., are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate for an Agreed Currency;
or if the events or circumstances of the type described in Section 3.3.2(a), (b) or (c) have occurred with respect to the Successor Rate then in effect, then, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Agreed Currency or any then current Successor Rate for an Agreed Currency in accordance with this Section 3.3 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to

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any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Banks and the Company unless, prior to such time, Banks comprising the Majority Banks have delivered to the Administrative Agent written notice that such Majority Banks object to such amendment.
The Administrative Agent will promptly (in one or more notices) notify the Company and each Bank of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Banks reasonably promptly after such amendment becomes effective.
3.3.3    [Reserved].
3.4    Funding Indemnification. If any payment of a Term Rate Advance occurs, whether made by the Company or by a Bank or other assignee in connection with an assignment pursuant to Section 3.7, on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, automatic conversion or otherwise, or the Company requests a Term Rate Advance, or the continuation or conversion of an Advance as or to a Term Rate Advance, or the Company does not borrow, continue or convert such Term Rate Advance on the date specified by the Company except by reason of default by the Banks, the Company will indemnify each Bank for any loss or cost incurred by it resulting therefrom, including any loss or cost in liquidating or employing deposits acquired to fund or maintain the Term Rate Advance.
3.5    [Reserved].

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3.6    Bank Statements; Survival of Indemnity. To the extent reasonably possible, each Bank shall designate an alternate Lending Office with respect to its Term Rate Loans to reduce any liability of the Company to such Bank under Section 3.1 or 3.2 or to avoid the unavailability of a Rate Option under Section 3.3, so long as such designation is not prohibited by applicable legal and regulatory restrictions and not disadvantageous to such Bank as determined in its sole discretion. Each Bank shall deliver to the Company through the Administrative Agent a written statement of such Bank as to the amount due, if any, under Section 3.1, 3.2 or 3.4, simultaneously with making a request for payment under said Section 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Bank determined such amount and shall be final, conclusive and binding on the Company in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Term Rate Loan shall be calculated as though each Bank funded its Term Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Rate Option for such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Company of the written statement. The Obligations of the Company under Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.
3.7    Removal of Banks. If (i) the obligation of any Bank to make or continue any Loans as, or convert Loans to, Loans has been suspended pursuant to Section 3.3, (ii) any Bank has demanded compensation under Section 3.1 or 3.2, or (iii) any Bank is a Defaulting Bank, the Company may elect to remove such Bank as a Bank hereunder or, at Company’s sole expense, to require such Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and the consents required by, Section 13.1), all of its interest, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations; provided, that (A) the Company notifies such Bank through the Administrative Agent of such election at least five (5) Business Days before any date fixed for a borrowing, (B) (x) in the case of a removal, the Company promptly repays all outstanding Obligations to such removed Bank or (y) in the case of an assignment and delegation, such Bank shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and other Obligations payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (C) no Default or Unmatured Default exists. Upon receipt by the Administrative Agent of a notice of removal of a Bank in accordance herewith, the Commitment of such Bank shall terminate. Subject to Section 10.6.2, nothing in this Section 3.7 shall limit Company’s right to recover from a Defaulting Bank any Borrower’s loss, liability, expense or damage caused by such Defaulting Bank’s failure to perform its funding obligations under this Agreement.
ARTICLE IV
CONDITIONS PRECEDENT
4.1    Closing. Concurrently with the execution of this Agreement and prior to making the initial Advance, the Company will deliver to the Administrative Agent, with sufficient copies

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for the Banks, the following documents, in form and substance satisfactory to the Administrative Agent and the Banks:
4.1.1    Executed copies of this Agreement.
4.1.2    Notes payable to the order of each of the Banks requesting Notes.
4.1.3    Copies, certified as of a date not more than one (1) week prior to the Effective Date by a Responsible Officer of the Company, of its Board of Directors’ (or Executive Committee’s) resolutions authorizing execution of the Loan Documents.
4.1.4    An incumbency certificate, executed as of a date not more than one (1) week prior to the Effective Date by a Responsible Officer of the Company which shall identify by name and title and bear the signature of the officers of the Company authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Administrative Agent and the Banks shall be entitled to rely until informed of any change in writing by the Borrower.
4.1.5    Written opinions of the Company’s (a) outside counsel and (b) in-house counsel, in each case addressed to the Administrative Agent and the Banks, which opinions the Company hereby expressly instructs such counsel to prepare and deliver to the Administrative Agent and the Banks for their benefit.
4.1.6    A copy of the Articles of Incorporation (or comparable document) of the Company, together with all amendments, certified as of a recent date by the appropriate governmental officer in the State of Oregon.
4.1.7    A copy, certified by a Responsible Officer of the Company, of its Bylaws.
4.1.8    A certificate, signed by the Treasurer of the Company, stating that (x) on the Effective Date no Default or Unmatured Default has occurred and is continuing, (y) there has not occurred a material adverse change since May 31, 2024 in the business, assets, liabilities, operations or financial condition of the Company and its Subsidiaries taken as a whole, except events or circumstances disclosed in reports filed with the SEC by the Company during the period from May 31, 2024 to the Effective Date pursuant to Section 13 of the Securities Exchange Act of 1934, copies of which have been furnished to the Banks prior to the date hereof (including by posting on the website of the SEC at http://www.sec.gov) and (z) there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the best knowledge of any of the Company’s officers, threatened against the Company which would reasonably be expected to materially adversely affect the business, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or the Borrowers’ ability to perform its material obligations under the Loan Documents other than as disclosed in reports filed with the SEC by the Company during the period from May 31, 2024 to the Effective Date pursuant to Section 13 of the Securities Exchange Act of 1934, copies of which have been

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furnished to the Banks prior to the date hereof (including by posting on the website of the SEC at http://www.sec.gov).
4.1.9    The Banks shall have received, at least three (3) Business Days prior to the Effective Date, all information they shall have requested under anti-terrorism and anti-money-laundering laws and regulations, including the Patriot Act, and, at least three (3) Business Days prior to the Effective Date, to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Bank that so requests, a Beneficial Ownership Certification in relation to such Loan Party.
4.1.10    Evidence satisfactory to the Administrative Agent that the 2024 Credit Agreement has been, or concurrently with the effectiveness of this Agreement will be, terminated and no loans or other amounts are outstanding thereunder; provided that, by executing this Agreement, each of the Banks that is a party to the 2024 Credit Agreement hereby waives the five (5) Business Days’ (as defined in the 2024 Credit Agreement) written notice required by Section 2.5.12 of the 2024 Credit Agreement relating to the cancellation and termination of commitments thereunder.
4.1.11    Such other documents as any Bank or its counsel may have reasonably requested prior to execution of the Agreement.
4.1.12    Any fees required to be paid on or before the Effective Date shall have been paid, including all reasonable and documented fees and expenses of the Joint Lead Arrangers, the Administrative Agent and the Banks, provided that the Company received invoices for such fees and expenses a reasonable time prior to the Effective Date, provided, further, that the foregoing does not preclude presentation of an invoice after the Effective Date that covers the balance of reasonable and documented fees, charges and disbursements of one counsel to the Administrative Agent.
4.2    Each Advance. The Banks shall not be required to make any Advance unless on the applicable Borrowing Date:
4.2.1    No Default or Unmatured Default has occurred and is continuing, or would result from such proposed Advance.
4.2.2    The representations and warranties contained in Article V are true and correct in all material respects (except for those representations and warranties that are qualified by materiality, in which case those representations and warranties are true and correct in all respects), as of such Borrowing Date except for changes in the Schedules hereto reflecting transactions permitted by this Agreement and except to the extent that such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct on such date.
4.2.3    The Administrative Agent shall have received a Borrowing Notice in accordance with the requirements hereof and/or such other requests and documentation required under Section 2.2, if applicable.

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4.2.4    If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.9 to the designation of such Borrower as a Designated Borrower shall have been met to the reasonable satisfaction of the Administrative Agent.
Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Company that the conditions contained in Sections 4.2.1 and 4.2.2 have been satisfied.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
The Borrowers represent and warrant to the Banks that:
5.1    Corporate Existence. Each Loan Party (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to own or lease its assets and carry on its business and (c) is duly qualified and licensed under the Laws of each jurisdiction where its conduct of business requires such qualification or license; except in each case referred to in clause (a) (with respect to good standing), (b) or (c) to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
5.2    Authorization and Validity. Each Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its Obligations thereunder. The execution and delivery by each Borrower of the Loan Documents and the performance of its Obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding Obligations of the Borrowers enforceable against the Borrowers in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles relating to the availability of specific performance as a remedy.
5.3    No Conflict; Government Consent. Neither the execution and delivery by each Borrower of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will (a) violate any Law, order, writ, judgment, injunction, decree or award binding on such Borrower, (b) violate such Borrower’s articles of incorporation or bylaws, or (c) contravene or constitute a default under the provisions of any indenture, instrument or agreement to which such Borrower is a party or is subject, or by which it, or its property, is bound, or result in the creation or imposition of any Lien in, of or on the property of such Borrower pursuant to the terms of any such indenture, instrument or agreement, except, in the case of clauses (a) and (c), as would not reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance by each Borrower of, or the legality, validity, binding effect or enforceability against each Borrower of, any of the Loan Documents.

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5.4    Financial Statements. The May 31, 2024 consolidated financial statements of the Company and Subsidiaries heretofore delivered to the Banks were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and present fairly, in all material respects, the consolidated financial condition and operations of the Company and the Subsidiaries at such date and the consolidated results of their operations for the period then ended.
5.5    Taxes. The Company and the Subsidiaries have filed all United States federal and state income tax returns and all other material United States, state and foreign tax returns which are required to be filed and have paid all taxes shown on such filed returns and all other material taxes or pursuant to any assessment received by the Company or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided or the failure of which to file or pay would not reasonably be expected to have a Material Adverse Effect. The United States income tax returns of the Company and the Subsidiaries have been audited by the IRS through the fiscal year ended May 31, 2024. No tax liens have been filed and no claims are being asserted with respect to any such taxes, except as would not reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any taxes or other governmental charges are adequate in all material respects.
5.6    ERISA. There are no material Unfunded Liabilities. Each Plan complies in all material respects with all applicable requirements of Law and regulations, and except as would not reasonably be expected to have a Material Adverse Effect, no Reportable Event has occurred with respect to any Plan, none of the Borrowers nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to terminate any Plan.
5.7    Accuracy of Information. No information, exhibit or report (excluding projections, estimates, pro forma information and forecasts) furnished by the Borrowers or any Subsidiary to the Administrative Agent or to any Bank in connection with the negotiation of, or compliance with, the Loan Documents contained, as of the date furnished, taken as a whole and taking into account all documents filed or furnished by any such Person to the SEC, any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading. As of the Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all material respects.
5.8    Compliance With Laws. Each Borrower has complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of its businesses or the ownership of its properties where failure to comply would reasonably be expected to have a Material Adverse Effect.
5.9    Environmental Matters. To the best of the knowledge of the Company, the Company and each Subsidiary are in compliance with all Environmental Laws where failure to comply would reasonably be expected to have a Material Adverse Effect on the ability of the

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Company to perform its obligations hereunder. Neither the Company nor any Subsidiary has received notice of any claims that any of them is not in compliance in all material respects with the Environmental Laws where failure to comply would reasonably be expected to have a Material Adverse Effect on the ability of any Borrower to perform its Obligations.
5.10    OFAC. No Borrower, nor, to the knowledge of such Borrower, any Subsidiary or any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (a) currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (c) located, organized or resident in a Designated Jurisdiction.
5.11    Anti-Corruption Laws. The Company and its Subsidiaries conduct their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other relevant jurisdictions in all material respects, and have instituted and will maintain policies and procedures designed to promote and achieve material compliance with such laws. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, Subsidiary, Affiliate of the Company or other person acting on behalf of the Company or Subsidiary has taken any action that the Company would reasonably expect to result in a violation of any applicable anti-bribery law, including but not limited to, the United Kingdom Bribery Act 2010 and the United States Foreign Corrupt Practices Act of 1977.
5.12    Margin Regulations; Investment Company Act.
5.12.1    No Borrower is engaged and will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulations U and X), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of any Loan will be used by the Company or any Subsidiary for any purpose that violates the provisions of Regulations U and X.
5.12.2    None of the Borrowers, any Person Controlling any Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.13    Affected Financial Institution. No Loan Party is an Affected Financial Institution.
5.14    Covered Entities. No Loan Party is a Covered Entity.
ARTICLE VI
COVENANTS
During the term of this Agreement, unless the Majority Banks shall otherwise consent in writing:

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6.1    Financial Reporting. The Company will maintain, for itself and each Material Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles and furnish to the Administrative Agent with sufficient copies for each Bank:
6.1.1    Within one hundred (100) days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants, acceptable to the Banks, prepared in accordance with generally accepted accounting principles on a consolidated basis for itself and the Subsidiaries, including balance sheets as of the end of such period, statements of income, and a statement of cash flows.
6.1.2    Within sixty (60) days after the close of each of the first three (3) quarterly periods of each of its fiscal years, for itself and the Subsidiaries, a consolidated unaudited balance sheet as at the close of such period, and a consolidated profit and loss statement and a consolidated statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.
6.1.3    Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit H (each, a “Compliance Certificate”) hereto signed by its chief financial officer stating that no Default or Unmatured Default exists or, if any Default or Unmatured Default exists, stating the nature and status thereof.
6.1.4    Promptly upon the furnishing thereof to the shareholders of the Company, copies of all financial statements, reports and proxy statements so furnished.
6.1.5    Promptly after the Company has notified the Administrative Agent of any intention by the Company to treat the Loans as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form.
6.1.6    Such other information (including non-financial information) as the Administrative Agent may from time to time reasonably request.
Documents required to be delivered pursuant to Sections 6.1.1 through 6.1.4 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s principal website on the Internet; or (ii) on which such documents are posted on the Company’s behalf on IntraLinks/IntraAgency, SyndTrak or another relevant website, if any, to which each Bank and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: the Company shall deliver paper copies of such documents to the Administrative Agent or any Bank that requests the Company to deliver such paper copies if a written request to deliver paper copies is given by the Administrative Agent or such Bank. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance

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by the Company with any such request for delivery, and each Bank shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Company hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Banks materials and/or information provided by or on behalf of the Company hereunder (collectively, “Borrower Materials”) by posting the Company Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Banks may be “public-side” Banks (i.e. Banks that do not wish to receive material non-public information with respect to the Company or its securities) (each, a “Public Bank”). The Company hereby agrees that (i) all Borrower Materials that are to be made available to Public Banks shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Company shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers and the Banks to treat such Borrower Materials as not containing any material non-public information with respect to the Company or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information (as defined in Section 10.11), they shall be treated as set forth in such Section 10.11); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (iv) the Administrative Agent and each Joint Lead Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”. Notwithstanding the foregoing, the Company shall not be under any obligation to mark any Borrower Materials “PUBLIC”.
6.2    Use of Proceeds. The Company will, and will cause each Subsidiary to, use the proceeds of the Advances for working capital purposes and general corporate purposes. The Company will not, nor will the Company permit any Subsidiary to, use any of the proceeds of the Loans for any purpose that violates the provisions of Regulations U and X.
6.3    [Reserved].
6.4    Preservation of Existence; Conduct of Business. Each Borrower will, and the Company will cause each Material Subsidiary to, do all things necessary to (a) remain validly existing in its jurisdiction of formation and (b) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except in each case referred to in clause (b) where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided that the Company may liquidate or dissolve certain Subsidiaries based on tax restructurings; provided, further, that the Company may liquidate, merge out of existence or dissolve any Subsidiary into the Company or any other Subsidiary. The Company will not, and will not permit any Material Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof or such other lines of business as are reasonably related thereto or similar or complementary thereto or are reasonable extensions thereof.

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6.5    Taxes. The Company will, and will cause each Subsidiary to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside or to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.
6.6    [Reserved].
6.7    Compliance with Laws. The Company will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject where noncompliance would reasonably be expected to have a Material Adverse Effect.
6.8    Maintenance of Properties; Trademarks and Franchises. The Company will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its material properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except where failure to do so would not reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary will continue to own, be licensed or have the lawful right to use, all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of their businesses as currently conducted, except where failure to do so would not reasonably be expected to have a Material Adverse Effect. The use of such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes by the Company and each of its Subsidiaries will not infringe, to the knowledge of the Company, on the intellectual property rights of any Person, except where such infringement would not reasonably be expected to have a Material Adverse Effect.
6.9    Inspection. Subject to Section 10.11 hereof, the Company will, and will cause each Material Subsidiary to, permit the Administrative Agent or any Bank, by their respective representatives and agents, to inspect any of the properties, corporate books and financial records of the Company and each Material Subsidiary, to examine and, to the extent reasonable, make copies of the books of accounts and other financial records of the Company and each Material Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Material Subsidiary with, and to be advised as to the same by, their respective officers having direct knowledge or responsibility of the subject matter; provided that such inspections or examinations will be made at a reasonable time during normal business hours with due regard for, and minimal disruption of, the business of the Company and its Subsidiaries, and will not (a) be at the expense of the Company, (b) occur more frequently than once per twelve (12)-month period or (c) be made without five (5) Business Days’ prior notice; provided, further, however, that when a Default has occurred and is continuing, such inspections or examinations may occur more frequently than once per twelve (12)-month period and shall be at the expense of the Company.
6.10    Merger. The Company will not merge or consolidate with or into any other Person (including pursuant to a Division) unless it is the surviving entity. A Designated Borrower will not merge or consolidate with or into any other Person other than (a) the

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Company, (b) another Designated Borrower or (c) so long as the surviving entity is organized under the laws of any political subdivision of the United States (or, if different, the jurisdiction of organization of the merging or consolidating Designated Borrower) and agrees in writing in a manner and pursuant to documentation reasonably acceptable to the Administrative Agent to assume the obligations of the applicable Designated Borrower under this Agreement, any Designated Borrower may merge into or consolidate with any other Person (including pursuant to a Division).
6.11    Sale of Assets. The Company will not, nor will it permit any Material Subsidiary to sell, assign (other than a collateral assignment intended for security), transfer or otherwise Dispose of all or substantially all of the consolidated assets of the Company and its Subsidiaries taken as a whole; provided that this Section 6.11 shall not restrict the Company’s or any Material Subsidiary’s ability to sell, assign, transfer or otherwise Dispose of any assets to the Company or any other Subsidiary, as the case may be.
6.12    Liens. The Company will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the property of the Company or any Subsidiary, except:
6.12.1    Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or are being contested in good faith and by appropriate proceedings or would not reasonably be expected to have a Material Adverse Effect.
6.12.2    Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due or are being contested in good faith and by appropriate proceedings.
6.12.3    Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.
6.12.4    Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not interfere with the use thereof in the business of the Company or the Subsidiaries in any material respect.
6.12.5    Liens existing on the date hereof and described in Schedule 1 hereto.
6.12.6    Liens incurred in connection with the purchase by the Company or a Subsidiary of assets (excluding inventory) provided the Indebtedness secured thereby does not exceed the purchase price of such asset, plus any related interest and fees and the Lien attaches only to the asset so purchased, any additions, enhancements or improvements thereof and the proceeds thereof.

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6.12.7    Liens incurred in connection with the acquisition of real estate and construction of buildings for or on behalf of the Company or a Subsidiary; provided that:
(a)    the Indebtedness secured by such Lien does not exceed the cost of such construction, plus any related interest and fees, and
(b)    the aggregate book value of all real estate and buildings subject to Liens permitted by this Section 6.12.7, does not at the time of incurrence exceed 15% of the consolidated net worth of the Company and its Subsidiaries, as determined at the time of, and immediately after giving effect to such Liens.
6.12.8    Liens representing eligible collateral posted by the Company or any of its Subsidiaries pursuant to any Swap Contract.
6.12.9    Liens filed in connection with the construction of, and additions to, (i) the Company’s headquarters in Beaverton, Oregon or (ii) the corporate headquarters in Shanghai, China of the Company’s Subsidiary, in each case securing obligations in an aggregate principal amount that does not exceed $100,000,000.
6.12.10    Judgment liens not giving rise to a Default.
6.12.11    Liens securing Finance Lease Obligations, financial leases or capital leases incurred in the ordinary course.
6.12.12    Any interest or title of a lessor or sublessor under any leases or subleases entered into by the Company or any of its Subsidiaries in the ordinary course of business or any precautionary Lien filings in connection with a lease.
6.12.13    Liens not otherwise permitted hereunder; provided that the aggregate principal amount of Indebtedness or other obligations secured thereby (other than those referred to in Sections 6.12.1 through 6.12.12) pursuant to this Section 6.12.13 shall not at the time of incurrence exceed the greater of $2,105,550,000.00 and 15% of the consolidated net worth of the Company and its Subsidiaries, as determined at the time of, and immediately after giving effect to, the incurrence of such Lien.
6.13    [Reserved].
6.14    Sanctions. No Borrower will use the proceeds of any Advance, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as a Bank, Joint Lead Arranger, Administrative Agent, or otherwise) of Sanctions.
6.15    Anti-Corruption Laws. No Borrower will use the proceeds of any Advance for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar anti-corruption legislation in other relevant jurisdictions.

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ARTICLE VII
DEFAULTS
The occurrence of any one or more of the following events shall constitute a Default:
7.1    Any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary to the Banks or the Administrative Agent under or in connection with this Agreement, any Loan, or any other Loan Document delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.
7.2    Nonpayment of principal of any Loan (in the Agreed Currency) when due, or nonpayment of interest upon any Loan or of any facility fee or other Obligations under any of the Loan Documents within five (5) Business Days after the same becomes due.
7.3    The breach by any Borrower of any of the terms or provisions of Section 6.10, 6.11, 6.12, 6.14 or 6.15, as applicable. The breach by any Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or the preceding sentence of this Section 7.3) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after written notice from the Administrative Agent or any Bank.
7.4    Failure of the Company or any Subsidiary to pay any Indebtedness in an aggregate principal amount in excess of $200,000,000 within thirty (30) days after the Company knows that such Indebtedness was due; or any such Indebtedness of the Company or any Subsidiary shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Company or any Material Subsidiary shall not pay, or admit in writing its inability to pay, its debts generally as they become due.
7.5    The Company or any Material Subsidiary shall (a) have an order for relief entered with respect to it under any Debtor Relief Law as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (d) institute any proceeding seeking an order for relief under any Debtor Relief Law as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any Debtor Relief Law, (e) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.5, or (f) fail to contest in good faith any appointment or proceeding described in Section 7.6.
7.6    Without the application, approval or consent of the Company or any Subsidiary, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any Material Subsidiary or any substantial part of its property, or a proceeding described in Section 7.5(d) shall be instituted against the Company or any Material Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days.

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7.7    [Reserved.]
7.8    The Company or any Subsidiary shall fail within sixty (60) days to pay, bond or otherwise discharge, one or more judgments or orders for the payment of money in excess of $200,000,000 in the aggregate, which are not stayed on appeal or otherwise being appropriately contested in good faith.
7.9    Except as would not reasonably be expected to have a Material Adverse Effect, any Reportable Event shall occur in connection with any Plan or any material Unfunded Liabilities shall exist.
7.10    Any Change in Control shall occur.
ARTICLE VIII
ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
8.1    Acceleration. If any Default described in Section 7.5 or 7.6 occurs, the obligations of the Banks to make Loans to the Borrowers hereunder shall automatically terminate and the Obligations of the Borrowers shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Bank. If any other Default occurs, the Majority Banks may terminate the Commitments of the Banks, or declare the Obligations of the Borrowers to be due and payable, or both, whereupon such Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers hereby expressly waive.
If, within fourteen (14) days after acceleration of the maturity of the Obligations or termination of the Commitments of the Banks as a result of any Default (other than any Default as described in Section 7.5, 7.6, 7.7 or 7.10) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Majority Banks (in their sole discretion) shall so direct the Administrative Agent, the Administrative Agent shall, by notice to the Company, rescind and annul such acceleration and/or termination.
8.2    Amendments and Waivers.
8.2.1    No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers therefrom, shall be effective unless in writing signed by the Majority Banks and the Company and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)    waive any condition set forth in Section 4.1 without the written consent of each Bank;
(b)    extend or increase the Commitment of any Bank (except reinstatement of any Commitment in accordance with Section 8.1) without the written consent of such Bank;

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(c)    postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document without the written consent of each Bank directly affected thereby;
(d)    reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Margin or Applicable Facility Fee Rate, as the case may be, that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Bank directly affected thereby;
(e)    change Section 2.5.8 or Section 12.2 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Bank;
(f)    release the Company from its obligations under the Company Guaranty Agreement (other than in accordance with the terms thereof) without the written consent of each Bank; or
(g)    change any provision of this Section 8.2.1 or the definition of “Majority Banks” or any other provision hereof specifying the number or percentage of Banks required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Bank;
provided, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; provided, further, that the Bank of America Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Bank shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Banks or each affected Bank may be effected with the consent of the applicable Banks other than Defaulting Banks), except that (x) the Commitment of any Defaulting Bank may not be increased or extended without the consent of such Bank and (y) any waiver, amendment or modification requiring the consent of all Banks or each affected Bank that by its terms affects any Defaulting Bank more adversely than other affected Banks shall require the consent of such Defaulting Bank.
8.2.2    Notwithstanding any provision herein to the contrary (except to the extent any change would require the consent of each Bank or each affected Bank under clauses (a) through (g) of Section 8.2.1 above), this Agreement and the other Loan Documents may be amended: (i) to cure any ambiguity, mistake, omission, defect or inconsistency; (ii) in accordance with Section 2.7 in accordance with any increase in the Commitments of any Bank and to provide for non-pro rata borrowings and payments of any amounts hereunder as between the Loans or other loans and any Commitments or other commitments in connection therewith; (iii) in accordance with Section 2.6 to effectuate an extension to the Termination Date of any

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Bank and to provide for non-pro rata borrowings and payments of any amounts hereunder as between the Loans and any Commitments in connection therewith; (iv) in accordance with Section 10.8.2 in connection with a change in Agreement Accounting Principles or the application thereof; (v) in accordance with Sections 2.9 or 2.11, as applicable, to modify any existing definitions or terms or incorporate any additional definitions or terms related, incidental or complementary to the designation of any Designated Borrower or the termination of a Borrower’s status as such; or (vi) to replace any Relevant Rate, and reflect any Conforming Changes, pursuant to Section 3.3; in each case, with the consent of the Administrative Agent but without the consent of any Bank (except as expressly provided in Section 2.6, 2.7, 2.9, 2.11, 3.3, or 10.8.2, as applicable).
8.3    Preservation of Rights. No delay or omission of the Banks or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the applicable Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Banks and the Administrative Agent required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Banks until the Obligations have been paid in full.
ARTICLE IX
NOTICES
9.1    Giving Notice. Except as otherwise permitted by Section 2.5.9 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed by certified mail, return receipt requested and properly addressed with postage prepaid, shall be deemed given when received and receipt confirmed; any notice, if transmitted by facsimile, shall be deemed given when legibly transmitted and receipt confirmed.
9.2    Change of Address. The Company, the Administrative Agent and any Bank may each change the address for notices by a notice in writing, in the case of the Company or the Administrative Agent, to the other parties hereto and, in the case of any Bank, to the Company and the Administrative Agent.
ARTICLE X
GENERAL PROVISIONS
10.1    Survival of Representations. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in

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connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Bank, regardless of any investigation made by the Administrative Agent or any Bank or on their behalf and notwithstanding that the Administrative Agent or any Bank may have had notice or knowledge of any Default or Unmatured Default at the time of any Loan or Commitment, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied.
10.2    Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Bank shall be obligated to extend credit to any Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.
10.3    Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.
10.4    Entire Agreement. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided, that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Banks in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
10.5    Several Obligations. The obligations of the Banks hereunder to make Loans are several and not joint. No Bank shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Bank to perform any of its obligations hereunder shall not relieve any other Bank from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.
10.6    Expenses; Indemnification.
10.6.1    The Company agrees (a) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification requested by the Company of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated); provided that all costs and expenses incurred in connection with any amendment, waiver, consent or other modification requested by the Administrative Agent or a Bank of the provisions of this Agreement and the other Loan Documents shall be paid by the Administrative Agent or such Bank (including, without limitation, the costs and expenses incurred by the Borrower) (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs,

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and (b) to pay or reimburse the Administrative Agent and each Bank for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Bank. All amounts due under this Section 10.6 shall be payable within ten (10) Business Days after demand therefor. The agreements in this Section 10.6 shall survive the termination of the Commitments and repayment of all other Obligations.
10.6.2    Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold harmless each Administrative Agent-Related Person, each Bank and their respective Affiliates, and the directors, officers, employees, counsel, agents and attorneys-in-fact of each of the foregoing (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (a) the gross negligence, bad faith, material breach of the Loan Documents or willful misconduct of such Indemnitee or any of its Affiliates, (b) a dispute among the Indemnitees not arising from a Default (other than a dispute involving a claim against an Indemnitee for its acts or omissions in its capacity as an arranger, bookrunner, agent or similar role in respect of the credit facility evidenced by the Agreement), except with respect to this clause (b), to the extent such acts or omissions are determined by a court of competent jurisdiction by final and non-appealable judgment to have constituted the gross negligence, bad faith, material breach of the Loan Documents or willful misconduct of such Indemnitee in such capacity or (c) such Indemnitee’s or any of its Affiliates’ material breach of the Loan Documents. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks, electronic telecommunications, or other similar information transmission systems in connection with this Agreement. No Indemnitee or any other party herein shall have any liability for any special,

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indirect, consequential or punitive damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Effective Date); provided, that nothing in this Section 10.6 shall limit the Company’s indemnity obligations set forth in this Agreement with respect to any special, indirect, consequential or punitive damages included in any third party claim in connection with which an Indemnitee is entitled to indemnification hereunder. All amounts due under this Section 10.6 shall be payable within ten (10) Business Days after demand therefor. The agreements in this Section 10.6 shall survive the resignation of the Administrative Agent, the replacement of any Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 10.6.2 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
10.7    [Reserved].
10.8    Accounting.
10.8.1    Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.
10.8.2    If at any time any change in Agreement Accounting Principles would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Majority Banks shall so request, the Administrative Agent, the Banks and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in Agreement Accounting Principles (subject to the approval of the Majority Banks); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with Agreement Accounting Principles prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Banks financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in Agreement Accounting Principles.
10.9    Severability of Provisions. Any provision of this Agreement and the other Loan Documents to which the Company is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.9, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Banks shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.10    Nonliability of Banks. The relationship between the Borrowers and the Banks and the Administrative Agent with respect to this Agreement shall be solely that of borrower and lender. Neither the Administrative Agent nor any Bank shall have any fiduciary responsibilities

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to the Borrowers with respect to this Agreement. Neither the Administrative Agent nor any Bank undertakes under this Agreement any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers’ business or operations.
10.11    Confidentiality. Each of the Administrative Agent and the Banks agrees to maintain the confidentiality of the Information (as defined below); except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors who are involved with the lending facility contemplated by this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority (including any bank examiner or self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 10.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Bank pursuant to Section 2.6 or 2.7 or (ii) any actual or prospective counterparty (or its professional advisor) to any swap or derivative transaction relating to the Company and its obligations; (g) with the consent of the Company; (h) to any Central Bank or Federal Reserve Bank, (i) on a confidential basis to (x) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder or (y) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder; (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.11 or (y) becomes available to the Administrative Agent or any Bank on a nonconfidential basis from a source other than the Company; provided that such source has not, to the knowledge of the Administrative Agent or applicable Bank, violated any confidentiality obligations to the Company and provided, further, if the Administrative Agent or any Bank obtains Information from a source it later learns has violated confidentiality obligations to the Company in providing such Information, it shall maintain the confidentiality of such Information; or (k) to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement. In addition, the Administrative Agent and the Banks may disclose the existence of this Agreement and information about this Agreement, but not the Company’s name, logo or other identifying marks or information without the Company’s express consent, to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Banks in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section 10.11, “Information” means all information received from the Company relating to the Company or its business, other than any such information that is available to the Administrative Agent or any Bank on a nonconfidential basis prior to disclosure

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by the Company. For the avoidance of doubt, nothing in this Section 10.11 shall prohibit any Person from voluntarily disclosing or providing any information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 10.11 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.
10.12    CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
10.13    CONSENT TO JURISDICTION. ANY LEGAL ACTION, LITIGATION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.
10.14    WAIVER OF JURY TRIAL. EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND EACH BANK HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
10.15    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.
10.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Company acknowledges and agrees that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) constitute arm’s-length commercial transactions between the

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Company and its Affiliates, on the one hand, and the Administrative Agent, the Banks and other agents party hereto, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent, each Bank and each of the other agents party hereto is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Company or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent, any Bank nor any other agent party hereto has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any other agent party hereto has advised or is currently advising the Company or any of its Affiliates on other matters) and neither the Administrative Agent, any Bank nor any other agent party hereto has any obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, each Bank and the other agents party hereto and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and neither the Administrative Agent, any such Bank nor any such other agent has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) each of the Administrative Agent, the Banks and the other agents party hereto has not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent, the Banks and each other agent party hereto with respect to any breach or alleged breach of agency or fiduciary duty relating to this Agreement.
10.17    USA PATRIOT Act Notice. Each Bank that is subject hereto and the Administrative Agent (for itself and not on behalf of any Bank) hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Bank or the Administrative Agent, as applicable, to identify the Company in accordance with such Act.
10.18    Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent and the Lender Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any

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Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.   Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.  For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Each of the Loan Parties and each Lender Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and/or any other Loan Document based solely on the lack of paper original copies of this Agreement and/or such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Lender Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the

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failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
10.19    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Bank that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Bank that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
10.19.1    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Bank that is an Affected Financial Institution; and
10.19.2    the effects of any Bail-In Action on any such liability, including, if applicable:
(a)    a reduction in full or in part or cancellation of any such liability;
(b)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(c)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
10.20    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
10.20.1    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in

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property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Bank shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
10.20.2    As used in this Section 10.20, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning specified in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
10.21    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Bank hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Bank, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Bank, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the

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Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Bank from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Bank, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Bank in such currency, the Administrative Agent or such Bank, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).
ARTICLE XI
THE ADMINISTRATIVE AGENT
11.1    Appointment and Authorization of Administrative Agent. Each Bank hereby irrevocably, subject to Section 11.9, appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrowers.
11.2    Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.
11.3    Liability of Administrative Agent. No Administrative Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Bank or participant for any recital, statement, representation or warranty made by any Borrower or any Subsidiary or Affiliate of a Borrower, or any officer thereof, contained herein or in any other Loan Document, or in any

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certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Bank or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any of its Subsidiaries or Affiliates thereof.
11.4    Reliance by Administrative Agent.
11.4.1    The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks (or such greater number of Banks as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.
11.4.2    For purposes of determining compliance with the conditions specified in Section 4.1, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Administrative Agent shall have received notice from such Bank prior to the proposed Effective Date specifying its objection thereto.
11.5    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Majority Banks in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such

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direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Banks.
11.6    Credit Decision; Disclosure of Information by Administrative Agent. Each Bank acknowledges that no Administrative Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Borrower and its Subsidiaries or Affiliates thereof, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Bank as to any matter, including whether Administrative Agent-Related Persons have disclosed material information in their possession. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Bank also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers or any of its Affiliates which may come into the possession of any Administrative Agent-Related Person. Each Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a lender for the purpose of making, acquiring or holding commercial loans, and not for the purposes of (A) purchasing, acquiring or holding any other type of financial instrument or (B) investing in the general performance or operations of the Borrowers, and each Bank agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws. Each Bank represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans.
11.7    Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand each Administrative Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata, and hold

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harmless each Administrative Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Bank shall be liable for the payment to any Administrative Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Administrative Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Majority Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 11.7. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 11.7 shall survive termination of the Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.
11.8    Administrative Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Borrower and its Affiliates as though Bank of America were not the Administrative Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of any Borrower or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Bank” and “Banks” include Bank of America in its individual capacity.
11.9    Successor Administrative Agent.
11.9.1    The Administrative Agent may, and at the request of the Majority Banks shall, resign as Administrative Agent upon 30 days’ notice to the Banks and the Company. If the Administrative Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor administrative agent for the Banks, which successor administrative agent shall be consented to by the Company at all times other than during the existence of a Default (which consent of the Company shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Company, a successor administrative agent from among the Banks. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor agent and

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the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XI and Section 10.6 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.
11.10    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
11.10.1    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks and the Administrative Agent and their respective agents and counsel, and all other amounts due the Banks and the Administrative Agent under Sections 2.4 and 10.6 allowed in such judicial proceeding); and
11.10.2    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.4 and 10.6.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank or to authorize the Administrative Agent to vote in respect of the claim of any Bank in any such proceeding.
11.11    Other Agents; Joint Lead Arrangers. None of the Persons identified in this Agreement as a “Co-Syndication Agent,” “Co-Documentation Agent” or “Joint Lead Arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the

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Persons so identified shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
11.12    Certain ERISA Matters.
11.12.1    Each Bank (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true:
(a)    such Bank is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
(b)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(c)    (i) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (ii) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (iii) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (iv) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, Commitments and this Agreement, or
(d)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Bank.
11.12.2    In addition, unless either (1) sub-clause (a) in the immediately preceding clause 11.12.1 is true with respect to a Bank or (2) a Bank has provided another representation, warranty and covenant in accordance with sub-clause (d) in the immediately preceding clause 11.12.1, such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent

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and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Bank involved in such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
11.13    Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Bank (such Bank, the “Credit Party”), whether or not in respect of an Obligation due and owing by the Company at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.
ARTICLE XII
SETOFF; RATABLE PAYMENTS
12.1    Setoff. In addition to any rights and remedies of the Banks provided by law, if the any Borrower becomes insolvent, however evidenced, or any Default occurs and is continuing, each Bank is authorized at any time and from time to time, without prior notice to such Borrower, any such notice being waived by such Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Borrowers against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured; provided that, in the event that any Defaulting Bank shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.8 and, pending such payment, shall be segregated by such Defaulting Bank from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Banks, and (b) the Defaulting Bank shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Bank as to which it exercised such right of setoff. Each Bank agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Bank; provided,

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however, that the failure to give such notice shall not affect the validity of such set-off and application.
12.2    Ratable Payments. If any Bank, whether by setoff or otherwise, has payment made to it upon its Loans in a greater proportion than that received by any other Bank (except as specifically contemplated by the terms of this Agreement), such Bank agrees, promptly upon demand, to purchase a portion of the Loans so that after such purchase each Bank will hold its ratable proportion of Loans and other amounts owing them. If any Bank, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to set off, such Bank agrees, promptly upon demand, to take such action necessary such that all Banks share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. Nothing in this Section 12.2 shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and apply the amount subject to such exercise to the payment of indebtedness of any Borrower other than the Obligations. The provisions of this Section 12.2 shall not be construed to apply to (x) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds from the existence of a Defaulting Bank), (y) any payment obtained by a Bank as consideration for the assignment of or sale of a participation in any of its Loans or Advances to any Eligible Assignee or Participant (other than to the Borrowers or any of their respective Subsidiaries, as to which the provisions of this paragraph shall apply).
ARTICLE XIII
BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
13.1    Successors and Assigns.
13.1.1    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank and no Bank may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 13.1.2 or (ii) by way of participation in accordance with the provisions of Section 13.1.4 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 13.1.4 and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
13.1.2    Any Bank may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, that any such assignment shall be subject to the following conditions: (a)(i) in the case of an assignment of the entire remaining amount of the assigning Bank’s Commitment and the Loans at the time owing to it or in the case

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of an assignment to a Bank, an Affiliate of a Bank or an Approved Fund with respect to a Bank, no minimum amount need be assigned and (ii) in any case not described in subsection (c)(i) of this Section 13.1.2 the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); (b) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned; (c) no consent shall be required for any assignment except to the extent required by subsection (c)(ii) of this Section 13.1.2 and, in addition (i) the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (A) a payment or bankruptcy Default has occurred and is continuing at the time of such assignment or (B) such assignment is to a Bank, an Affiliate of a Bank or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof, and (ii) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Bank, an Affiliate of a Bank or an Approved Fund with respect to a Bank; (d) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment (the assignee, if it is not a Bank, shall deliver to the Administrative Agent a completed administrative questionnaire in a form supplied by the Administrative Agent); (e) no such assignment shall be made to the Company or any of Company’s Affiliates or Subsidiaries; (f) to any Defaulting Bank or any of its Subsidiaries, or any Person who, upon becoming a Bank hereunder, would constitute any of the foregoing Persons described in this clause (f); and (g) no such assignment shall be made to a natural Person (or to a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons). In connection with any assignment of rights and obligations of any Defaulting Bank hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Bank, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Bank to the Administrative Agent or any Bank hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Bank hereunder shall become effective under applicable Law without compliance with the provisions of the foregoing sentence, then the assignee of such interest shall be deemed

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to be a Defaulting Bank for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 13.1.3, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder, if not already a party hereto, shall become a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 10.6 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the applicable Borrower (at its expense) shall execute and deliver a Note to the assignee Bank. Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Bank of a participation in accordance with Section 13.1.4.
13.1.3    The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Bank as a Defaulting Bank. The Register shall be available for inspection by the Company and any Bank, at any reasonable time and from time to time upon reasonable prior notice.
13.1.4    Any Bank may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons, a Defaulting Bank or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Bank’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided, that (i) such Bank’s obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 8.2 that affects such Participant. Subject to

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Section 13.1.5, the Company agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2 and 3.4, and shall be bound by the obligations set forth in Section 3.6, to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to Section 13.1.2. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.1 as though it were a Bank, provided such Participant agrees to be subject to Section 12.2 as though it were a Bank.
13.1.5    A Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.4 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Bank if it were a Bank shall not be entitled to the benefits of Section 3.1 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 3.1.7 as though it were a Bank.
13.1.6    Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
13.1.7    Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank or central bank with jurisdiction over such Bank; provided, that no such pledge or assignment shall release such Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.
13.1.8    As used herein, the following terms have the following meanings:
“Approved Fund” means any Fund that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.

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“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 13.1.2(c), (d), (e), (f), and (g) (subject to such consents, if any, as may be required under Section 13.1.2(c)).
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
NIKE, INC.
By:
Name:
Title:
Address for notices:
NIKE, Inc.
One Bowerman Drive
Beaverton, Oregon 97005-6453
Attention: Treasurer
Facsimile: 503-532-2637
With a copy to:
NIKE, Inc.
One Bowerman Drive
Beaverton, Oregon 97005-6453
Attention: General Counsel
Facsimile: 503-646-6926

364-DAY CREDIT AGREEMENT
(NIKE, Inc.)
Signature Page
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BANK OF AMERICA, N.A.,
as Administrative Agent
By:
Name:
Title:

NIKE, Inc.
364-Day Credit Agreement
Signature Page

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BANK OF AMERICA, N.A.,
as a Bank
By:
Name:
Title:

NIKE, Inc.
364-Day Credit Agreement
Signature Page

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CITIBANK, N.A.,
as Co-Syndication Agent and as a Bank
By:
Name:
Title:

NIKE, Inc.
364-Day Credit Agreement
Signature Page

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JPMORGAN CHASE BANK, N.A., as a Bank

By:
Name:
Title:

NIKE, Inc.
364-Day Credit Agreement
Signature Page

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DEUTSCHE BANK AG NEW YORK BRANCH, as a Bank

By:
Name:
Title:

NIKE, Inc.
364-Day Credit Agreement
Signature Page

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GOLDMAN SACHS BANK USA, as a Bank

By:
Name:
Title:

NIKE, Inc.
364-Day Credit Agreement
Signature Page

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THE HONG KONG AND SHANGHAI BANKING CORPORATION LIMITED, as a Bank

By:
Name:
Title:

NIKE, Inc.
364-Day Credit Agreement
Signature Page

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BARCLAYS BANK PLC, as a Bank

By:
Name:
Title:

NIKE, Inc.
364-Day Credit Agreement
Signature Page

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MORGAN STANLEY BANK, N.A., as a Bank

By:
Name:
Title:

NIKE, Inc.
364-Day Credit Agreement
Signature Page

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ROYAL BANK OF CANADA, as a Bank
By:
Name:
Title:

NIKE, Inc.
364-Day Credit Agreement
Signature Page

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BANCO SANTANDER, S.A., NEW YORK BRANCH, as a Bank

By:
Name:
Title:

By:
Name:
Title:

NIKE, Inc.
364-Day Credit Agreement
Signature Page

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BANK OF CHINA, NEW YORK BRANCH, as a Bank
By:
Name:
Title:

NIKE, Inc.
364-Day Credit Agreement
Signature Page

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BNP PARIBAS, as a Bank

By:
Name:
Title:

By:
Name:
Title:

NIKE, Inc.
364-Day Credit Agreement
Signature Page

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STANDARD CHARTERED BANK, as a Bank

By:
Name:
Title:

By:
Name:
Title:

NIKE, Inc.
364-Day Credit Agreement
Signature Page

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THE NORTHERN TRUST COMPANY, as a Bank

By:
Name:
Title:

NIKE, Inc.
364-Day Credit Agreement
Signature Page

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